As filed with the Securities and Exchange Commission on February 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AT&T INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4813	43-1301883
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One AT&T Plaza

208 South Akard Street

Dallas, Texas 75202

Telephone: (210) 821-4105

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stacey S. Maris

Senior Vice President and Secretary

AT&T Inc.

One AT&T Plaza

208 South Akard Street

Dallas, Texas 75202

(210) 821-4105

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Wayne A. Wirtz Associate General Counsel AT&T Inc. One AT&T Plaza 208 South Akard Street Dallas, Texas 75202 (210) 821-4105	Patrick S. Brown, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067-1725 (310) 712-6600

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
2.400% Global Notes due 2017	$1,250,000,000	100%	$1,250,000,000	$125,875.00
1.750% Global Notes due 2018	$750,000,000	100%	$750,000,000	$75,525.00
5.875% Global Notes due 2019	$1,000,000,000	100%	$1,000,000,000	$100,700.00
5.200% Global Notes due 2020	$1,300,000,000	100%	$1,300,000,000	$130,910.00
4.600% Global Notes due 2021	$1,000,000,000	100%	$1,000,000,000	$100,700.00
5.000% Global Notes due 2021	$1,500,000,000	100%	$1,500,000,000	$151,050.00
3.800% Global Notes due 2022	$1,500,000,000	100%	$1,500,000,000	$151,050.00
4.450% Global Notes due 2024	$1,250,000,000	100%	$1,250,000,000	$125,875.00
3.950% Global Notes due 2025	$1,200,000,000	100%	$1,200,000,000	$120,840.00
6.350% Global Notes due 2040	$500,000,000	100%	$500,000,000	$50,350.00
6.000% Global Notes due 2040	$1,250,000,000	100%	$1,250,000,000	$125,875.00
6.375% Global Notes due 2041	$1,000,000,000	100%	$1,000,000,000	$100,700.00
5.150% Global Notes due 2042	$1,250,000,000	100%	$1,250,000,000	$125,875.00
Total U.S. Notes			$14,750,000,000	$1,485,325.00
2.750% Global Notes due 2023	€500,000,000	100%	€500,000,000	$56,029.48
Total Euro Notes			€500,000,000	$56,029.48
4.375% Global Notes due 2029	£750,000,000	100%	£750,000,000	$107,955.44
5.200% Global Notes due 2033	£350,000,000	100%	£350,000,000	$50,379.20
Total Sterling Notes			£1,100,000,000	$158,334.64
Total AT&T Notes			$16,878,740,000(2)	$1,699,689.12

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates. Amount to be registered is based on the February 17, 2016 euro/U.S.$ exchange rate of €1/U.S.$1.1128 and the Sterling/U.S.$ exchange rate of £1/U.S.$1.4294.
(2)	Represents the proposed maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates. The total for all AT&T Notes is based on the February 17, 2016 euro/U.S.$ exchange rate of €1/U.S.$1.1128 and the Sterling/U.S.$ exchange rate of £1/U.S.$1.4294.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2016

PROSPECTUS

AT&T Inc.

Offers to Exchange

All Outstanding Notes of the Series Specified Below

and Solicitation of Consents to Amend the Related DTV Indentures

Early Participation Date: 5:00 p.m., New York City Time, March 3, 2016, unless extended

Expiration Date: 11:59 p.m., New York City Time, March 17, 2016, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the following series issued by DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together, “DTV”) and guaranteed by DIRECTV Group Holdings, LLC, a wholly owned subsidiary of ours, for notes to be issued by us as described in, and for the consideration summarized in, the table below.

Aggregate Principal Amount (mm)	Title of Series of Notes Issued by DTV to be Exchanged (collectively, the “DTV Notes”)	CUSIP/ISIN No.	Title of Series of Notes to be Issued by Us (collectively, the “AT&T Notes”)	Exchange Consideration (1)(2)		Early Participation Premium (1)(2)	Total Consideration (1)(2)(3)
				AT&T Notes (principal amount)	Cash	AT&T Notes (principal amount)	AT&T Notes (principal amount)	Cash
$1,250	2.400% Senior Notes due 2017	25459HBE4	2.400% Global Notes due 2017	$970	$1.00	$30	$1,000	$1.00
$750	1.750% Senior Notes due 2018	25459HBH7	1.750% Global Notes due 2018	$970	$1.00	$30	$1,000	$1.00
$1,000	5.875% Senior Notes due 2019	25459HAU9	5.875% Global Notes due 2019	$970	$1.00	$30	$1,000	$1.00
$1,300	5.200% Senior Notes due 2020	25459HAT2; 25459HAR6; U25398AH8	5.200% Global Notes due 2020	$970	$1.00	$30	$1,000	$1.00
$1,000	4.600% Senior Notes due 2021	25459HAW5	4.600% Global Notes due 2021	$970	$1.00	$30	$1,000	$1.00
$1,500	5.000% Senior Notes due 2021	25459HBA2	5.000% Global Notes due 2021	$970	$1.00	$30	$1,000	$1.00
$1,500	3.800% Senior Notes due 2022	25459HBF1; 25459HBD6; U25398AL9	3.800% Global Notes due 2022	$970	$1.00	$30	$1,000	$1.00
$1,250	4.450% Senior Notes due 2024	25459HBL8	4.450% Global Notes due 2024	$970	$1.00	$30	$1,000	$1.00
$1,200	3.950% Senior Notes due 2025	25460CAA1	3.950% Global Notes due 2025	$970	$1.00	$30	$1,000	$1.00
$500	6.350% Senior Notes due 2040	25459HAQ8	6.350% Global Notes due 2040	$970	$1.00	$30	$1,000	$1.00
$1,250	6.000% Senior Notes due 2040	25459HAX3	6.000% Global Notes due 2040	$970	$1.00	$30	$1,000	$1.00
$1,000	6.375% Senior Notes due 2041	25459HAZ8	6.375% Global Notes due 2041	$970	$1.00	$30	$1,000	$1.00
$1,250	5.150% Senior Notes due 2042	25459HBG9	5.150% Global Notes due 2042	$970	$1.00	$30	$1,000	$1.00
€500	2.750% Senior Notes due 2023	XS0933547456	2.750% Global Notes due 2023	€970	€1.00	€30	€1,000	€1.00
£750	4.375% Senior Notes due 2029	XS0830326269	4.375% Global Notes due 2029	£970	£1.00	£30	£1,000	£1.00
£350	5.200% Senior Notes due 2033	XS0994920238	5.200% Global Notes due 2033	£970	£1.00	£30	£1,000	£1.00

(1)	Consideration per $1,000 principal amount of DTV U.S. Notes, €1,000 principal amount of DTV Euro Notes or £1,000 principal amount of DTV Sterling Notes, as applicable, validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “AT&T Notes” in this column refers, in each case, to the series of AT&T Notes corresponding to the series of DTV Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium for DTV Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.

In exchange for each of:

(1)	$1,000 principal amount of dollar-denominated DTV Notes (the “DTV U.S. Notes”) that is validly tendered prior to 5:00 p.m., New York City time, on March 3, 2016 (the “Early Participation Date”) and not validly withdrawn, holders will receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of dollar-denominated AT&T Notes (the “AT&T U.S. Notes”) and a cash amount of $1.00;

(2)	€1,000 principal amount of euro-denominated DTV Notes (the “DTV Euro Notes”) that is validly tendered prior to the Early Participation Date and not validly withdrawn, holders will receive the Total Consideration, which consists of €1,000 principal amount of euro-denominated AT&T Notes (the “AT&T Euro Notes”) and a cash amount of €1.00; and

(3)	£1,000 principal amount of GBP-denominated DTV Notes (the “DTV Sterling Notes”) that is validly tendered prior to the Early Participation Date and not validly withdrawn, holders will receive the Total Consideration, which consists of £1,000 principal amount of GBP-denominated AT&T Notes (the “AT&T Sterling Notes”) and a cash amount of £1.00.

The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of AT&T U.S. Notes, €30 principal amount of AT&T Euro Notes or £30 principal amount of AT&T Sterling Notes, respectively.

In exchange for each of:

(1)	$1,000 principal amount of DTV U.S. Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of AT&T U.S. Notes and a cash amount of $1.00;

(2)	€1,000 principal amount of DTV Euro Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium and so consists of €970 principal amount of AT&T Euro Notes and a cash amount of €1.00; and

(3)	£1,000 principal amount of DTV Sterling Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium and so consists of £970 principal amount of AT&T Sterling Notes and a cash amount of £1.00.

Each AT&T Note issued in exchange for a DTV Note will have an interest rate and maturity that is identical to the interest rate and maturity of the tendered DTV Note, as well as identical interest payment dates and optional redemption prices. No accrued but unpaid interest will be paid on the DTV Notes in connection with the exchange offers. However, interest on the applicable AT&T Note will accrue from and including the most recent interest payment date of the tendered DTV Note. Subject to the minimum denominations and minimum consideration amounts as described herein, the principal amount of each AT&T Note will be rounded down, if necessary, to the nearest whole multiple of either $1,000, €1,000 or £1,000, respectively, and we will pay cash equal to the remaining portion, if any, of the exchange price of such DTV Note. The exchange offers will expire at 11:59 p.m., New York City time, on March 17, 2016, unless extended (the “Expiration Date”). You may withdraw tendered DTV Notes at any time prior to the Expiration Date. As of the date of this prospectus, there was $16,878,740,000 aggregate principal amount of outstanding DTV Notes, based on the February 17, 2016 euro/U.S.$ exchange rate of €1/U.S.$1.1128 and the Sterling/U.S.$ exchange rate of £1/U.S.$1.4294.

Concurrently with the exchange offers, we are also soliciting consents from each holder of the DTV Notes, on behalf of DTV and upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent, to certain proposed amendments (the “proposed amendments”) to each series of DTV Notes to be governed by, as applicable:

•	a Third Supplemental Indenture, to the indenture, dated as of September 22, 2009 (as amended or supplemented, the “September 2009 DTV Indenture”), among DTV, DIRECTV Customer Services, Inc., DIRECTV Enterprises, LLC, DIRECTV Home Services, LLC, DIRECTV Merchandising, Inc., DIRECTV, LLC and LABC Productions, LLC (collectively the “DTV Subsidiary Guarantors”), DIRECTV, DIRECTV Group Holdings, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “DTV Trustee”), relating to the 5.875% Senior Notes due 2019;

•	a Third Supplemental Indenture, to the indenture, dated as of March 11, 2010 (as amended or supplemented, the “March 2010 DTV Indenture”), among DTV, the DTV Subsidiary Guarantors, DIRECTV, DIRECTV Group Holdings, LLC and the DTV Trustee, relating to the 5.200% Senior Notes due 2020 and 6.350% Senior Notes due 2040;

•	a Sixth Supplemental Indenture, to the indenture, dated as of August 17, 2010 (as amended or supplemented, the “August 2010 DTV Indenture”), among DTV, the DTV Subsidiary Guarantors, DIRECTV, DIRECTV Group Holdings, LLC and the DTV Trustee, relating to the 4.600% Senior Notes due 2021, 5.000% Senior Notes due 2021, 6.000% Senior Notes due 2040 and 6.375% Senior Notes due 2041;

•	a Second Supplemental Indenture, to the indenture, dated as of March 8, 2012 (as amended or supplemented, the “March 2012 DTV Indenture”), among DTV, the DTV Subsidiary Guarantors, DIRECTV, DIRECTV Group Holdings, LLC and the DTV Trustee, relating to the 2.400% Senior Notes due 2017, 3.800% Senior Notes due 2022 and 5.150% Senior Notes due 2042; or

•	an Eighth Supplemental Indenture, to the indenture, dated as of September 14, 2012 (as amended or supplemented, the “September 2012 DTV Indenture”), among DTV, the DTV Subsidiary Guarantors, DIRECTV, DIRECTV Group Holdings, LLC and the DTV Trustee, relating to the 1.750% Senior Notes due 2018, 2.750% Senior Notes due 2023, 4.450% Senior Notes due 2024, 3.950% Senior Notes due 2025, 4.375% Senior Notes due 2029 and 5.200% Senior Notes due 2033.

The September 2009 DTV Indenture, March 2010 DTV Indenture, August 2010 DTV Indenture, March 2012 DTV Indenture and September 2012 Indenture are referred to collectively as the “DTV Indentures.”

You may not consent to the proposed amendments to the relevant DTV Indenture without tendering your DTV Notes in the appropriate exchange offer and you may not tender your DTV Notes for exchange without consenting to the applicable proposed amendments. By tendering your DTV Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable DTV Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent at any time prior to the Expiration Date by withdrawing the DTV Notes you have tendered.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of DTV Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the DTV Notes (the “Requisite Consents”). We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

We plan to issue the AT&T Notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”). Except for the DTV Euro Notes and DTV Sterling Notes and the respective AT&T Euro Notes and AT&T Sterling Notes, the DTV Notes are not, and the AT&T Notes will not be, listed on any securities exchange. The DTV Euro Notes and DTV Sterling Notes are currently listed on the Global Exchange

Market of the Irish Stock Exchange (the “ISE”). We intend to delist any remaining untendered DTV Euro Notes and DTV Sterling Notes from the ISE and list the AT&T Euro Notes and AT&T Sterling Notes on the New York Stock Exchange (“NYSE”). We expect trading in the AT&T Euro Notes and AT&T Sterling Notes to begin within 30 days of the Settlement Date.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see the section entitled “Risk Factors” beginning on page 23 of this prospectus for a discussion of the risks that you should consider. Additionally, see the “Risk Factors” in our 2015 Annual Report to Stockholders, portions of which are filed as Exhibit 13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference herein, to read about factors you should consider before investing in the AT&T Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of AT&T, DTV, the exchange agents, the information agents, the DTV Trustee, the trustee under the indentures governing the AT&T Notes or the dealer managers makes any recommendation as to whether holders of DTV Notes should exchange their notes in the exchange offers or deliver consents to the proposed amendments to the DTV Indentures.

Any offer of the AT&T U.S. Notes made to holders of the DTV U.S. Notes which are located or resident in any Member State of the European Economic Area which has implemented Directive 2003/71/EC, as amended (the “Prospectus Directive”) will be addressed to holders (i) which are qualified investors as defined in the Prospectus Directive or (ii) which agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offers.

The dealer managers for the exchange offers and solicitation agents for the consent solicitations for the DTV U.S. Notes are:

BofA Merrill Lynch	Credit Suisse	Deutsche Bank Securities

The dealer managers for the exchange offers and solicitation agents for the consent solicitations for the DTV Euro Notes and DTV Sterling Notes are:

BofA Merrill Lynch	Credit Suisse	Deutsche Bank

The date of this prospectus is February     , 2016

ABOUT THIS PROSPECTUS

References in this prospectus to “AT&T,” the “Company,” “we,” “us,” and “our” refer to AT&T Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the dealer managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC” or the “Commission”). Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$” and “dollars” are to the currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References to “£” and “GBP” are to the lawful currency of the United Kingdom. The financial information presented in this prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or any document incorporated by reference may include information constituting “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about AT&T’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and are subject to significant risks and uncertainties outside of our control.

Statements included in or incorporated by reference into this prospectus or any prospectus supplement, that are not historical facts, including statements about the beliefs and expectations of the management of AT&T, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While AT&T believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of AT&T. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of AT&T depending upon a number of factors affecting their businesses and risks associated with the successful completion of the exchange offers and consent solicitations. These factors include, but are not limited to, risks and uncertainties detailed in AT&T’s periodic public filings with the SEC, including those discussed under the sections entitled “Risk Factors” in AT&T’s 2015 Annual Report to Stockholders, portions of which are filed as Exhibit 13 to AT&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, factors contained or incorporated by reference into such documents and in subsequent filings by AT&T with the SEC, and in this prospectus, including in the section captioned “Risk Factors.”

Except as otherwise required by law, AT&T is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Copies of the materials referred to in the preceding paragraph and any current amendment or supplement to this prospectus, may also be obtained from the information agents at the addresses set forth on the back cover of this prospectus.

ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” the information we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate herein will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and until we complete the exchange offers and consent solicitations (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed with the SEC on February 18, 2016);

2.	The portions of our Proxy Statement on Schedule 14A for our 2015 annual meeting of stockholders filed with the SEC on March 10, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

3.	Current Reports on Form 8-K filed with the SEC on January 22, 2016, January 26, 2016, February 9, 2016 and February 19, 2016.

Documents incorporated by reference are available from the SEC as described above or from us without charge, or from the information agents, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. The information agents may be contacted at the addresses set forth on the back cover of this prospectus. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning AT&T, without charge, by written or telephonic request directed to AT&T, Attention: Stockholder Services, One AT&T Plaza, 208 South Akard Street, Dallas, Texas 75202, Telephone (210) 821-4105; or from the SEC through the SEC website at the address provided above.

To receive timely delivery of the documents prior to the Early Participation Date, you should make your request no later than February 25, 2016. To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than March 10, 2016.

iii

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the exchange offers and consent solicitations. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

AT&T Inc.

AT&T is a holding company whose subsidiaries and affiliates operate in the communications and digital entertainment services industry. Our subsidiaries and affiliates provide services and equipment that deliver voice, video and broadband services both domestically and internationally. Our principal executive offices are located at One AT&T Plaza, 208 S. Akard St., Dallas, Texas 75202. Our telephone number is (210) 821-4105. We maintain an Internet site at the following location: http://www.att.com (this website address is for information only and is not intended to be an active link or to incorporate any website information into this document).

We are a leading provider of telecommunications services in the United States and the world. We offer our services and products to consumers, businesses and other providers of telecommunications services worldwide. The services and products that we offer vary by market, and include: wireless communications, data/broadband and Internet services, video, local exchange services, long-distance services, telecommunications equipment, managed networking, and wholesale services. We manage our business through four operating segments: business solutions, entertainment group, consumer mobility and international. With continuing advances in technology and in response to changing demands from our customers, we have focused on providing broadband, video and voice services over both our wireless and wireline platforms. We recently closed our acquisition of DIRECTV to expand our offerings to satellite technology. We make our customers’ lives more convenient and productive and foster competition and further innovation in the communications and entertainment industry.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is AT&T making the exchange offers and consent solicitations?

A:	AT&T is conducting the exchange offers to simplify its capital structure, to give existing holders of DTV Notes the option to obtain securities issued by AT&T, which will be pari passu with AT&T’s other unsecured and unsubordinated debt securities, and to centralize its reporting obligations under AT&T’s various debt instruments. AT&T is conducting the consent solicitations to (1) eliminate substantially all of the restrictive covenants in the DTV Indentures; (2) eliminate certain Events of Default due to (a) the cross-default triggered by (i) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (ii) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated, (b) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (c) failure to pay judgments aggregating $100 million or more within 60 days; and (3) eliminate the change of control and ratings decline covenant. Completion of the exchange offers and consent solicitations is expected to ease administration of AT&T’s indebtedness.

Q:	What will I receive if I tender my DTV Notes in the exchange offers and consent solicitations?

A:

Subject to the conditions described in this prospectus, each DTV Note that is validly tendered prior to 11:59 p.m., New York City time, on the Expiration Date, and not validly withdrawn, will be eligible to receive an AT&T Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, same optional redemption prices and same maturity date as the DTV Note for which it was exchanged.

Specifically,

•	As relates to the exchange of DTV U.S. Notes for AT&T U.S. Notes, (a) in exchange for each $1,000 principal amount of DTV U.S. Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of $1,000 principal amount of AT&T U.S. Notes and a cash amount of $1.00, and includes the Early Participation Premium, which consists of $30 principal amount of AT&T U.S. Notes, and (b) in exchange for each $1,000 principal amount of DTV U.S. Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of $970 principal amount of AT&T U.S. Notes and a cash amount of $1.00. Any holder located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offers.

•	As relates to the exchange of DTV Euro Notes for AT&T Euro Notes and subject to the applicable minimum denomination as discussed below, (a) in exchange for each €1,000 principal amount of DTV Euro Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of €1,000 principal amount of AT&T Euro Notes and a cash amount of €1.00, and includes the Early Participation Premium, which consists of €30 principal amount of AT&T Euro Notes, and (b) in exchange for each €1,000 principal amount of DTV Euro Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of €970 principal amount of AT&T Euro Notes and a cash amount of €1.00.

•	As relates to the exchange of DTV Sterling Notes for AT&T Sterling Notes and subject to the applicable minimum denomination as discussed below, (a) in exchange for each £1,000 principal amount of DTV Sterling Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of £1,000 principal amount of AT&T Sterling Notes and a cash amount of £1.00, and includes the Early Participation Premium, which consists of £30 principal amount of AT&T Sterling Notes, and (b) in exchange for each £1,000 principal amount of DTV Sterling Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of £970 principal amount of AT&T Sterling Notes and a cash amount of £1.00.

The AT&T Notes will be issued under and governed by the terms of our indenture (the “Indenture”), dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), described under “Description of the AT&T Notes.”

The AT&T U.S. Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T U.S. Notes—General.” We will not accept tenders of DTV U.S. Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T U.S. Notes below the applicable minimum denomination. If we would be required to issue an AT&T U.S. Note in a denomination other than $2,000 or a whole multiple of $1,000 above such minimum denomination, we will, in lieu of such issuance:

•	issue an AT&T U.S. Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T U.S. Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T U.S. Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV U.S. Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the U.S. Exchange Agent (as defined herein) in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by The Depository Trust Company (“DTC”) to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Any holder of DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offer.

The AT&T Euro Notes will be issued only in minimum denominations of €100,000 and whole multiples of €1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T Euro Notes—General.” We will not accept tenders of DTV Euro Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T Euro Notes below the applicable minimum denomination of €100,000. If we would be required to issue an AT&T Euro Note in a denomination other than €100,000 or a whole multiple of €1,000 above such minimum denomination, we will, in lieu of such issuance:

•	issue an AT&T Euro Note in a principal amount that has been rounded down to the nearest lesser whole multiple of €100,000 or €1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T Euro Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T Euro Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV Euro Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of Euroclear/Clearstream Luxembourg (as defined herein) in making delivery or payment to the holders or in the allocation or crediting of securities or monies to participants in Euroclear/Clearstream Luxembourg or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The AT&T Sterling Notes will be issued only in minimum denominations of £100,000 and whole multiples of £1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T Sterling Notes—General.” We will not accept tenders of DTV Sterling Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T Sterling Notes below the applicable minimum denomination of £100,000. If we would be required to issue an AT&T Sterling Note in a denomination other than £100,000 or a whole multiple of £1,000 above such minimum denomination, we will, in lieu of such issuance:

•	issue an AT&T Sterling Note in a principal amount that has been rounded down to the nearest lesser whole multiple of £100,000 or £1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T Sterling Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T Sterling Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV Sterling Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of Euroclear/Clearstream Luxembourg in making delivery or payment to the holders or in the allocation or crediting of securities or monies received to participants in Euroclear/Clearstream Luxembourg or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Except as otherwise set forth above, instead of receiving a payment for accrued interest on DTV Notes that you exchange, the AT&T Notes you receive in exchange for those DTV Notes will accrue interest from (and including) the most recent interest payment date on those DTV Notes. No accrued but unpaid interest will be paid with respect to DTV Notes tendered for exchange.

You may not consent to the proposed amendments to the relevant DTV Indenture without tendering your DTV Notes in the appropriate exchange offer and you may not tender your DTV Notes for exchange without consenting to the applicable proposed amendments. By tendering your DTV Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable DTV Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent at any time prior to the Expiration Date by withdrawing the DTV Notes you have tendered.

Title of Series of Notes Issued by DTV to be Exchanged (collectively, the “DTV Notes”)	Title of Series of Notes to be Issued by AT&T (collectively, the “AT&T Notes”)
2.400% Senior Notes due 2017	2.400% Global Notes due 2017
1.750% Senior Notes due 2018	1.750% Global Notes due 2018
5.875% Senior Notes due 2019	5.875% Global Notes due 2019
5.200% Senior Notes due 2020	5.200% Global Notes due 2020
4.600% Senior Notes due 2021	4.600% Global Notes due 2021
5.000% Senior Notes due 2021	5.000% Global Notes due 2021
3.800% Senior Notes due 2022	3.800% Global Notes due 2022
4.450% Senior Notes due 2024	4.450% Global Notes due 2024
3.950% Senior Notes due 2025	3.950% Global Notes due 2025
6.350% Senior Notes due 2040	6.350% Global Notes due 2040
6.000% Senior Notes due 2040	6.000% Global Notes due 2040
6.375% Senior Notes due 2041	6.375% Global Notes due 2041
5.150% Senior Notes due 2042	5.150% Global Notes due 2042
2.750% Senior Notes due 2023	2.750% Global Notes due 2023
4.375% Senior Notes due 2029	4.375% Global Notes due 2029
5.200% Senior Notes due 2033	5.200% Global Notes due 2033

Q:	What are the proposed amendments to the DTV Indentures?

A:	The proposed amendments will (1) eliminate substantially all of the restrictive covenants in the DTV Indentures; (2) eliminate certain Events of Default due to (a) the cross-default triggered by (i) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (ii) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated, (b) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (c) failure to pay judgments aggregating $100 million or more within 60 days; and (3) eliminate the change of control and ratings decline covenant.

If the Requisite Consents with respect to all series of DTV Notes under the DTV Indentures have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, all of the sections or provisions listed below under the DTV Indentures for the DTV Notes will be deleted (or modified as indicated):

•	Section 4.03 of the September 2009 DTV Indenture, Section 4.03 of the March 2010 DTV Indenture, Section 1005 of the August 2010 DTV Indenture and Section 2.13(h) of the Second Supplemental Indenture to the August 2010 DTV Indenture, Section 4.03 of the March 2012 DTV Indenture and Section 1005 of the September 2012 DTV Indenture—Reports

•	Section 4.07 of the September 2009 DTV Indenture, Section 4.07 of the March 2010 DTV Indenture, Section 1006 of the August 2010 DTV Indenture, Section 4.07 of the March 2012 DTV Indenture and Section 1006 of the September 2012 DTV Indenture—Limitation on Liens

•	Section 4.08 of the September 2009 DTV Indenture, Section 4.08 of the March 2010 DTV Indenture, Section 1007 of the August 2010 DTV Indenture, Section 4.08 of the March 2012 DTV Indenture and Section 1007 of the September 2012 DTV Indenture—Additional Subsidiary Guarantees

•	Section 4.09 of the September 2009 DTV Indenture, Section 4.09 of the March 2010 DTV Indenture, Section 1010 of the August 2010 DTV Indenture, Section 4.09 of the March 2012 DTV Indenture and Section 1010 of the September 2012 DTV Indenture—Organizational Existence

•	Section 4.10 of the September 2009 DTV Indenture, Section 4.10 of the March 2010 DTV Indenture, Section 2.8(b) of each of the First Supplemental Indenture and Second Supplemental Indenture to the August 2010 DTV Indenture, Section 4.10 of the March 2012 DTV Indenture and Section 1012 of the September 2012 DTV Indenture—Change of Control and Ratings Decline

•	Section 4.11 of the September 2009 DTV Indenture, Section 4.11 of the March 2010 DTV Indenture, Section 1008 of the August 2010 DTV Indenture, Section 4.11 of the March 2012 DTV Indenture and Section 1008 of the September 2012 DTV Indenture—Limitation on Sale and Leasebacks

•	Section 5.01 of the September 2009 DTV Indenture, Section 5.01 of the March 2010 DTV Indenture, Section 801 of the August 2010 DTV Indenture, Section 5.01 of the March 2012 DTV Indenture and Section 801 of the September 2012 DTV Indenture—Merger, Consolidation, and Sale of Assets (modified to (i) remove any restrictions on DIRECTV Holdings LLC’s selling, assigning, leasing, conveying or otherwise disposing of all or substantially of its properties or assets in one or more transactions and (ii) require only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than DIRECTV Holdings LLC) assumes all the obligations of DIRECTV Holdings LLC pursuant to a supplemental indenture in the form reasonably satisfactory to the DTV Trustee, under the corresponding DTV Notes and DTV Indenture)

•	Section 6.01(e), (f) and (g) of the September 2009 DTV Indenture, Section 6.01(e), (f) and (g) of the March 2010 DTV Indenture, Section 501(5), (6) and (7) of the August 2010 DTV Indenture, Section 6.01(e), (f) and (g) of the March 2012 DTV Indenture and Section 501(5), (6) and (7) of the September 2012 DTV Indenture—Events of Default (only as to the deletion of (1) the cross-default triggered by (a) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (b) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated; (2) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (3) failure to pay judgments aggregating $100 million or more within 60 days)

Conforming Changes, etc. The proposed amendments would amend the DTV Indentures, the DTV Notes and any exhibits thereto, to make certain conforming or other changes to the DTV Indentures, the DTV Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

Waiver. By consenting to the proposed amendments, you will be deemed to have waived any default, event of default or other consequence under the DTV Indentures for failure to comply with the terms of the provisions identified above. If the Requisite Consents are received and the supplemental indentures entered into, DTV does not intend to provide any further reports otherwise required under the provisions described in the first bullet above.

The Requisite Consents must be received with respect to all series of DTV Notes in order for the DTV Indentures to be amended; however, the proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit DTV and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding DTV Notes. See “Description of the Differences between the AT&T Notes and the DTV Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the AT&T Notes.”

Q:	What are the consequences of not participating in the exchange offers and consent solicitations prior to the Early Participation Date?

A:	Holders that fail to validly tender their DTV Notes prior to the Early Participation Date but who do so prior to the Expiration Date and do not validly withdraw their DTV Notes before the Expiration Date will receive the Exchange Consideration, which consists of, (a) for the AT&T U.S. Notes, $970 principal amount of each $1,000 DTV U.S. Notes and a cash amount of $1.00, but not the Early Participation Premium, which would consist of an additional $30 principal amount of AT&T Notes; (b) for the AT&T Euro Notes, €970 principal amount of each €1,000 DTV Euro Notes and a cash amount of €1.00, but not the Early Participation Premium, which would consist of an additional €30 principal amount of AT&T Notes; and (c) for the AT&T Sterling Notes, £970 principal amount of each £1,000 DTV Sterling Notes and a cash amount of £1.00, but not the Early Participation Premium, which would consist of an additional £30 principal amount of AT&T Notes.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:

If you do not exchange your DTV Notes for AT&T Notes in the exchange offers, you will not receive the benefit of having AT&T, the parent entity of DTV, as the obligor of your notes. In addition, if a majority of holders of a series of DTV Notes consent to the proposed amendments (and the proposed amendments to such series of DTV Notes otherwise become effective), such amendments will apply to all DTV Notes of such series that are not exchanged in the applicable exchange offer, even though the remaining holders of such DTV Notes did not consent to the proposed amendments. Thereafter, all such DTV Notes will be governed by the relevant DTV Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the DTV Indentures or those applicable to the AT&T Notes. In particular, holders of the DTV Notes under the amended DTV Indentures will no longer receive annual, quarterly and other reports from DTV. Additionally, the trading market for any remaining DTV Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining DTV Notes more volatile. Consequently, the liquidity, market value and price of DTV Notes that remain outstanding may be materially and adversely affected. Therefore, if your DTV Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged DTV Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the DTV Indentures will afford reduced protection to remaining holders of DTV Notes” and “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The U.S. federal income tax treatment of holders who do not tender their DTV Notes pursuant to the exchange offers is unclear.”

Q:	How do the DTV Notes differ from the AT&T Notes to be issued in the exchange offers?

A:	The DTV Notes are the obligations solely of DTV and the guarantors thereunder, and are governed by the relevant DTV Indenture. The AT&T Notes will be the obligations solely of AT&T and will be governed by our Indenture, which has less restrictive covenants than the existing DTV Indentures. See “Description of the Differences between the AT&T Notes and the DTV Notes.”

Q:	What is the ranking of the AT&T Notes?

A:	The AT&T Notes will be unsecured and unsubordinated obligations of AT&T and will rank equally with all other unsecured and unsubordinated indebtedness of AT&T issued from time to time. At December 31, 2015, AT&T had approximately $105 billion in indebtedness that would have been pari passu with the AT&T Notes and $110 million of secured indebtedness.

The AT&T Notes offered will also be structurally subordinated to all existing and future obligations of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2015, we and our consolidated subsidiaries (excluding DIRECTV Group Holdings, LLC and its subsidiaries) had approximately $109 billion principal amount of indebtedness and DIRECTV Group Holdings, LLC and its subsidiaries had approximately $17 billion principal amount of indebtedness (including $17 billion proposed to be exchanged for the AT&T Notes). See “Risk Factors—Risks Relating to the AT&T Notes—Holders of the AT&T Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any DTV Notes not exchanged.”

Q:	What consents are required to effect the proposed amendments to the DTV Indentures and consummate the exchange offers?

A:	In order for the proposed amendments to a DTV Indenture to be adopted with respect to a series of DTV Notes, holders of not less than a majority in aggregate principal amount of the outstanding DTV Notes of the series affected by the proposed amendments must consent to them, and those consents must be received prior to the Expiration Date for the exchange offer as it relates to such series.

The Requisite Consents must be received with respect to all series of DTV Notes in order for the DTV Indentures to be amended; however, the proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

Q:	May I tender DTV Notes in the exchange offers without delivering a consent in the consent solicitations?

A:	No. By tendering your DTV Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the DTV Indentures with respect to that specific series, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the DTV Indenture and the DTV Notes without tendering your DTV Notes in the appropriate exchange offer and you may not tender your DTV Notes for exchange without consenting to the applicable proposed amendments.

Q:	What are the conditions to the exchange offers and consent solicitations?

A:	The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents. We may, at our option and sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part of has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Q:	Will AT&T accept all tenders of DTV Notes?

A:	Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers, we will accept for exchange any and all DTV Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that the tender of DTV Notes (and corresponding consents thereto) will only be accepted in the minimum denominations and integral multiples noted above and provided further that any holder of DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor).

Q:	What will AT&T do with the DTV Notes accepted for exchange in the exchange offers?

A:	The DTV Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:	What will happen to the listed DTV Notes which are not accepted for exchange in the exchange offers?

A:	With respect to the 2.750% Senior Notes due 2023, the 4.375% Senior Notes due 2029 and the 5.200% Senior Notes due 2033, which are the only listed DTV Notes, we intend to apply to delist the DTV Notes of such series which are not accepted for exchange in the exchange offers from the Global Exchange Market of the ISE, if permitted by the applicable rules and regulations of the ISE, as soon as practicable after completion of the exchange offers.

Q:	When will AT&T issue AT&T Notes and pay the cash consideration?

A:	Assuming the conditions to the exchange offers are satisfied (including that the registration statement on Form S-4 of which this prospectus forms a part has been declared effective) or, where permitted, waived, AT&T will issue the AT&T Notes in book-entry form and pay the cash consideration promptly on or about the second business day following the Expiration Date (the “Settlement Date”).

Q:	When will the proposed amendments to the DTV Indentures become operative?

A:	It is expected that the supplemental indentures for the proposed amendments to the DTV Indentures will be duly executed and delivered by DTV and the DTV Trustee on the Settlement Date and each such supplemental indenture will become effective upon its execution and delivery, assuming we receive the Requisite Consents prior to the Expiration Date.

Q:	When will the exchange offers expire?

A:	Each exchange offer will expire at 11:59 p.m., New York City time, on March 17, 2016, unless we, in our sole discretion, extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my DTV Notes and deliver my consent?

A:	Tenders of DTV Notes may be validly withdrawn (and the related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of DTV Notes may not be validly withdrawn unless AT&T is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the DTV Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:	How do I exchange my DTV Notes if I am a beneficial owner of DTV Notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my DTV Notes for me?

A:	Currently, all of the DTV U.S. Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream Luxembourg”).

All of the DTV Euro Notes and DTV Sterling Notes are held in book-entry form and can only be tendered through the applicable procedures of Euroclear or Clearstream Luxembourg.

However, if any DTV Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV U.S. Notes—DTV U.S. Notes Held Through a Nominee by a Beneficial Owner” and “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV Euro Notes and DTV Sterling Notes.”

Q:	Will I have to pay any fees or commissions if I tender my DTV Notes for exchange in the exchange offers?

A:	You will not be required to pay any fees or commissions to the Company, the dealer managers, the exchange agents or the information agents in connection with the exchange offers. If your DTV Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your DTV Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Will the AT&T Notes be eligible for listing on an exchange?

A:	The AT&T U.S. Notes will not be listed on any securities exchange. We intend to list the AT&T Euro Notes and the AT&T Sterling Notes on the NYSE within 30 days of the Settlement Date. There can be no assurance that such notes will be accepted for listing. There can be no assurance as to the development or liquidity of any market for the AT&T Notes.

Q:	Is any recommendation being made with respect to the exchange offers and consent solicitations?

A:	None of AT&T, DTV, the dealer managers, the exchange agents, the information agents or the trustees under the DTV Indentures or our Indenture, or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of DTV Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s DTV’s Notes (and in so doing, consent to the adoption of the proposed amendment to the DTV Indentures and the DTV Notes), and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offers or the consent solicitations for the DTV U.S. Notes should be directed to the following dealer managers:

BofA Merrill Lynch 214 North Tryon Street, 21st Floor Charlotte, North Carolina 28255 Attention: Liability Management Group Collect: (980) 683-3215 Toll Free: (888) 292-0070	Credit Suisse Eleven Madison Avenue New York, New York 10010-3629 By Telephone: (800) 820-1653 (Toll-Free) (212) 325-2476 (Collect) Attention: Liability Management Group	Deutsche Bank Securities 60 Wall Street New York, New York 10005 Toll-Free: (866) 627-0391 Collect: (212) 250-2955 Attention: Liability Management Group

Questions concerning the terms of the exchange offers or the consent solicitations for the DTV Euro Notes or DTV Sterling Notes should be directed to the following dealer managers:

Merrill Lynch International 2 King Edward Street London EC1A 1HQ United Kingdom Attention: Liability Management Group Toll: +44 (0) 20 7996 5698 Email: DG.LM_EMEA@baml.com	Credit Suisse One Cabot Square London E14 4QJ United Kingdom Attention: Liability Management Group +44 (0) 20 7883 8763 liability.management@credit-suisse.com	Deutsche Bank AG London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom Phone: +44 20 7545 8011 Email: liability.management@db.com Attention: Liability Management Group

Questions concerning tender procedures for the DTV U.S. Notes and requests for additional copies of this prospectus should be directed to the following information agent:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Bank and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 470-3900

contact@gbsc-usa.com

Questions concerning tender procedures for the DTV Euro Notes or DTV Sterling Notes and requests for additional copies of this prospectus should be directed to the following information agent:

Lucid Issuer Services Limited

By E-Mail:

att@lucid-is.com

Confirmation by Telephone:

+44 (0) 20 7704 0880

By Mail, Hand or Overnight Delivery:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

Attention: Sunjeeve Patel

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

Risk Factors

An investment in the AT&T Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 23.

The Exchange Offers and Consent Solicitations

Offeror	AT&T Inc.

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal and consent, AT&T is offering to exchange any and all of each series of outstanding DTV Notes listed on the front cover of this prospectus for (i) newly issued series of AT&T Notes with identical interest rates, interest payment dates, optional redemption prices and maturity dates as the corresponding series of DTV Notes and (ii) cash. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Consent Solicitations	AT&T is soliciting consents to the proposed amendments of the DTV Indentures from holders of the DTV Notes, on behalf of DTV and upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent. You may not tender your DTV Notes for exchange without delivering a consent to the proposed amendments of the DTV Indenture under which the respective series of DTV Notes was issued and you may not deliver consents in the consent solicitations with respect to your DTV Notes without tendering such DTV Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Proposed Amendments	The proposed amendments, if effected, will, among other things, (1) eliminate substantially all of the restrictive covenants in the DTV Indentures; (2) eliminate certain Events of Default due to (a) the cross-default triggered by (i) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (ii) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated, (b) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (c) failure to pay judgments aggregating $100 million or more within 60 days; and (3) eliminate the change of control and ratings decline covenant. The proposed amendments are the same for each of the DTV Indentures. See “The Proposed Amendments.”

Requisite Consents	The exchange offers are conditioned upon the receipt of valid consents to the proposed amendments from the holders of at least a majority of the then outstanding aggregate principal amount of all series of DTV Notes before the Expiration Date, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the DTV Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Procedures for Participation in the Exchange Offers and Consent Solicitations	If you wish to participate in an exchange offer and consent solicitation, you must cause the book-entry transfer of your DTV Notes to the respective exchange agent’s account at either DTC, Euroclear or Clearstream Luxembourg, and the respective exchange agent must receive a confirmation of book-entry transfer as follows:

DTV U.S. Notes

DTC Process:

•	a completed letter of transmittal and consent; or

•	an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to by bound by the letter of transmittal and consent.

Euroclear or Clearstream Luxembourg Process:

•	an electronic acceptance instruction.

DTV Euro Notes and DTV Sterling Notes

Euroclear or Clearstream Luxembourg Process:

•	an electronic acceptance instruction.

See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV U.S. Notes” and “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV Euro Notes and DTV Sterling Notes.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your DTV Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and consent solicitations.

Total Consideration; Early Participation Premium prior to the Early Participation Date

In exchange for each $1,000, €1,000 or £1,000 principal amount of DTV Notes, respectively, that is validly tendered prior to the Early Participation Date and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration, which consists of $1,000, €1,000 or £1,000 principal amount of AT&T Notes, respectively, and a cash amount of $1.00, €1.00 or £1.00, respectively. In exchange for each $1,000, €1,000 or £1,000 principal amount of DTV Notes, respectively, that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the Exchange Consideration, which equals the Total Consideration less the Early Participation Premium of $30, €30 or £30 principal amount of AT&T Notes, respectively, and so consists of $970 principal amount of AT&T Notes and a cash amount of $1.00 for the AT&T U.S. Notes, €970 principal amount of the AT&T Notes and a cash amount of €1.00 for the AT&T Euro Notes, and £970 principal amount of the AT&T Notes and a cash amount of £1.00 for the AT&T Sterling Notes.

Any holder of the DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor.

Expiration Date	Each of the exchange offers and consent solicitations will expire at 11:59 p.m., New York City time, on March 17, 2016, or a later date and time to which AT&T extends it with respect to one or more series of DTV Notes.

Withdrawal and Revocation	Tenders of DTV Notes may be validly withdrawn (and related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of DTV Notes may not be validly withdrawn unless AT&T is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the DTV Notes tendered pursuant to that exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of DTV Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the DTV Notes (the “Requisite Consents”). We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The Requisite Consents must be received with respect to all series of DTV Notes in order for the DTV Indentures to be amended; however, the proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Acceptance of DTV Notes and Consents and Delivery of AT&T Notes	You may not consent to the proposed amendments to the relevant DTV Indenture without tendering your DTV Notes in the appropriate exchange offer, and you may not tender your DTV Notes for exchange without consenting to the applicable proposed amendments.

Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers and consent solicitations, AT&T will accept for exchange any and all DTV Notes that are validly tendered prior to the Expiration Date and not validly withdrawn (provided that the tender of DTV Notes (and corresponding consents thereto) will only be accepted in the minimum denominations and integral multiples noted above and provided further that any holder of DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor); likewise, because the act of validly tendering DTV Notes will also constitute valid delivery of consents to the proposed amendments to the DTV Indenture with respect to the series of DTV Notes so tendered, on DTV’s behalf, AT&T will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. All DTV Notes exchanged will be retired and cancelled.

The AT&T Notes issued pursuant to the exchange offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC, Euroclear or Clearstream Luxembourg promptly on the Settlement Date. We will return to you any DTV Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations—Acceptance of DTV Notes for Exchange; AT&T Notes; Effectiveness of Proposed Amendments.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Consequences.”

Consequences of Not Exchanging DTV Notes for AT&T Notes

If you do not exchange your DTV Notes for AT&T Notes in the exchange offers, you will not receive the benefit of having AT&T Inc. as the obligor of your notes. In addition, if the proposed amendments to the DTV Indentures have been adopted, the amendments will apply to all DTV Notes that are not acquired in the exchange offers, even though the holders of those DTV Notes did not consent to the proposed amendments. Thereafter, all such DTV Notes will be governed by the relevant DTV Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the DTV Indentures or those applicable to the AT&T Notes. In particular, holders of the DTV Notes under the amended DTV Indentures will no longer receive annual, quarterly and other reports from DTV.

In addition, with respect to the 2.750% Senior Notes due 2023, the 4.375% Senior Notes due 2029 and the 5.200% Senior Notes due 2033, which are the only listed DTV Notes of such series, we intend to apply to delist the DTV Notes which are not accepted for exchange in the exchange offers from the Global Exchange Market of the ISE, if permitted by the applicable rules and regulations of the ISE, as soon as practicable after completion of the exchange offers. The trading market for any remaining DTV Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the DTV Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of DTV Notes that remain outstanding may be materially and adversely affected. Therefore, if your DTV Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged DTV Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the DTV Indentures will afford reduced protection to remaining holders of DTV Notes” and “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The liquidity of any trading market that currently exists for the DTV Notes may be adversely affected by the exchange offers, and holders of DTV Notes who fail to participate in the exchange offers may find it more difficult to sell their DTV Notes after the exchange offers are completed.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange Agents, Information Agents and Dealer Managers	Global Bondholder Services Corporation is serving as the exchange agent and information agent for the exchange offers and consent solicitations for the DTV U.S. Notes (the “U.S. Exchange Agent and Information Agent”). Lucid Issuer Services Limited is serving as the exchange agent and information agent for the exchange offers and consent solicitations for the DTV Euro Notes and DTV Sterling Notes (the “European Exchange Agent and Information Agent”).

Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as the dealer managers for the exchange offers for DTV U.S. Notes.

Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch and Merrill Lynch International are serving as the dealer managers for the exchange offers for DTV Euro Notes and DTV Sterling Notes.

The address and telephone numbers of the dealer managers are set forth on the back cover of this prospectus.

We have other business relationships with the dealer managers, as described in “The Exchange Offers and Consent Solicitations—Exchange Agents” and “The Exchange Offers and Consent Solicitations—Dealer Managers.”

No Recommendation	None of AT&T, DTV, the dealer managers, the information agents, the exchange agents or the trustees under the DTV Indentures or our Indenture makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of DTV Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s DTV Notes (and in so doing, consent to the adoption of the proposed amendments to the DTV Indentures), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 23 of this prospectus.

Further Information	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus and the letter of transmittal and consent should be directed to the information agents at the addresses and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The AT&T Notes

The following summary contains basic information about the AT&T Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the AT&T Notes, see “Description of the AT&T Notes.”

Issuer	AT&T Inc.

Securities Offered	We are offering up to $14,750,000,000 aggregate principal amount of AT&T U.S. Notes; up to €500,000,000 aggregate principal amount of AT&T Euro Notes; and up to £1,100,000,000 aggregate principal amount of AT&T Sterling Notes of the following series:

Title of AT&T U.S. Notes
1. $1,250,000,000 aggregate principal amount of 2.400% Global Notes due 2017 (the “2017 U.S. Notes”)
2. $750,000,000 aggregate principal amount of 1.750% Global Notes due 2018 (the “2018 U.S. Notes”)
3. $1,000,000,000 aggregate principal amount of 5.875% Global Notes due 2019 (the “2019 U.S. Notes”)
4. $1,300,000,000 aggregate principal amount of 5.200% Global Notes due 2020 (the “2020 U.S. Notes)
5. $1,000,000,000 aggregate principal amount of 4.600% Global Notes due 2021 (the “February 2021 U.S. Notes”)
6. $1,500,000,000 aggregate principal amount of 5.000% Global Notes due 2021 (the “March 2021 U.S. Notes”)
7. $1,500,000,000 aggregate principal amount of 3.800% Global Notes due 2022 (the “2022 U.S. Notes”)
8. $1,250,000,000 aggregate principal amount of 4.450% Global Notes due 2024 (the “2024 U.S. Notes”)
9. $1,200,000,000 aggregate principal amount of 3.950% Global Notes due 2025 (the “2025 U.S. Notes”)
10. $500,000,000 aggregate principal amount of 6.350% Global Notes due 2040 (the “March 2040 U.S. Notes”)
11. $1,250,000,000 aggregate principal amount of 6.000% Global Notes due 2040 (the “August 2040 U.S. Notes”)
12. $1,000,000,000 aggregate principal amount of 6.375% Global Notes due 2041 (the “2041 U.S. Notes”)
13. $1,250,000,000 aggregate principal amount of 5.150% Global Notes due 2042 (the “2042 U.S. Notes”)
Title of AT&T Euro Notes
1. €500,000,000 aggregate principal amount of 2.750% Global Notes due 2023 (the “2023 Euro Notes”)
Title of AT&T Sterling Notes
1. £750,000,000 aggregate principal amount of 4.375% Global Notes due 2029 (the “2029 Sterling Notes”)
2. £350,000,000 aggregate principal amount of 5.200% Global Notes due 2033 (the “2033 Sterling Notes”)

Interest Rates; Interest Payment Dates; Maturity Dates

Each series of AT&T Notes will have the same interest rates, maturity dates, optional redemption prices and interest payment dates as the corresponding series of DTV Notes for which they are being offered in exchange.

Each AT&T Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding DTV Note. Holders of DTV Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from DTV in respect of interest accrued from the date of the last interest payment date in respect of their DTV Notes until the date of the issuance of the AT&T Notes. Consequently, holders of AT&T Notes will receive the same interest payments that they would have received had they not exchanged their DTV Notes in the applicable exchange offer. No accrued but unpaid interest will be paid with respect to any DTV Notes validly tendered and not validly withdrawn prior to the Expiration Date.

Interest Rates and Maturity Dates	Interest Payment Dates	First Interest Payment Date	Interest Accrues From
2.400% Global Notes due March 15, 2017	March 15 and September 15	September 15, 2016	March 15, 2016
1.750% Global Notes due January 15, 2018	January 15 and July 15	July 15, 2016	January 15, 2016
5.875% Global Notes due October 1, 2019	April 1 and October 1	April 1, 2016	October 1, 2015
5.200% Global Notes due March 15, 2020	March 15 and September 15	September 15, 2016	March 15, 2016
4.600% Global Notes due February 15, 2021	February 15 and August 15	August 15, 2016	February 15, 2016
5.000% Global Notes due March 1, 2021	March 1 and September 1	September 1, 2016	March 1, 2016
3.800% Global Notes due March 15, 2022	March 15 and September 15	September 15, 2016	March 15, 2016
4.450% Global Notes due April 1, 2024	April 1 and October 1	April 1, 2016	October 1, 2015
3.950% Global Notes due January 15, 2025	January 15 and July 15	July 15, 2016	January 15, 2016
6.350% Global Notes due March 15, 2040	March 15 and September 15	September 15, 2016	March 15, 2016
6.000% Global Notes due August 15, 2040	February 15 and August 15	August 15, 2016	February 15, 2016
6.375% Global Notes due March 1, 2041	March 1 and September 1	September 1, 2016	March 1, 2016
5.150% Global Notes due March 15, 2042	March 15 and September 15	September 15, 2016	March 15, 2016
2.750% Global Notes due May 19, 2023	May 19	May 19, 2016	May 19, 2015
4.375% Global Notes due September 14, 2029	September 14	September 14, 2016	September 14, 2015
5.200% Global Notes due November 18, 2033	November 18	November 18, 2016	November 18, 2015

Optional Redemption of the AT&T U.S. Notes	Except for the February 2021 U.S. Notes, 2024 U.S. Notes, 2025 U.S. Notes and August 2040 U.S. Notes, each series of the AT&T U.S. Notes may be redeemed at any time and from time to time prior to their stated maturity, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the AT&T U.S. Notes of such series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate for the AT&T U.S. Notes, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), calculated by AT&T.

Accrued but unpaid interest will be payable to the redemption date. For a more complete description of the redemption provisions of the AT&T U.S. Notes, see “Description of the AT&T Notes—Description of the AT&T U.S. Notes—Optional Redemption of the AT&T U.S. Notes.”

Title of Series	Make-Whole Spread
2.400% Global Notes due 2017	25 bps
1.750% Global Notes due 2018	20 bps
5.875% Global Notes due 2019	40 bps
5.200% Global Notes due 2020	25 bps
5.000% Global Notes due 2021	25 bps
3.800% Global Notes due 2022	30 bps
6.350% Global Notes due 2040	30 bps
6.375% Global Notes due 2041	30 bps
5.150% Global Notes due 2042	35 bps

February 2021 U.S. Notes

The February 2021 U.S. Notes may be redeemed at any time prior to November 15, 2020, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the February 2021 U.S. Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate for the AT&T U.S. Notes, plus 30 basis points. The February 2021 U.S. Notes may be redeemed at any time on or after November 15, 2020, in whole or in part, at a redemption price equal to 100% of the principal amount of the February 2021 U.S. Notes to be redeemed. In each case, accrued but unpaid interest will be payable to the redemption date.

2024 U.S. Notes:

The 2024 U.S. Notes may be redeemed at any time prior to January 1, 2024, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the 2024 U.S. Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate for the AT&T U.S. Notes, plus 30 basis points. The 2024 U.S. Notes may be redeemed at any time on or after January 1, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 U.S. Notes to be redeemed. In each case, accrued but unpaid interest will be payable to the redemption date.

2025 U.S. Notes:

The 2025 U.S. Notes may be redeemed at any time prior to October 15, 2024, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the 2025 U.S. Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate for the AT&T U.S. Notes, plus 30 basis points. The 2025 U.S. Notes may be redeemed at any time on or after October 15, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2025 U.S. Notes to be redeemed. In each case, accrued but unpaid interest will be payable to the redemption date.

August 2040 U.S. Notes

The August 2040 U.S. Notes may be redeemed at any time prior to May 15, 2040, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the August 2040 U.S. Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate for the AT&T U.S. Notes, plus 35 basis points. The August 2040 U.S. Notes may be redeemed at any time on or after May 15, 2040, in whole or in part, at a redemption price equal to 100% of the principal amount of the August 2040 U.S. Notes to be redeemed. In each case, accrued but unpaid interest will be payable to the redemption date.

Optional Redemption of the AT&T Euro Notes	The AT&T Euro Notes may be redeemed at any time and from time to time prior to their stated maturity, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the AT&T Euro Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate for the AT&T Euro Notes, plus 25 basis points, calculated by AT&T.

Accrued but unpaid interest will be payable to the redemption date. For a more complete description of the redemption provisions of the AT&T Euro Notes, see “Description of the AT&T Notes—Description of the AT&T Euro Notes—Optional Redemption of the AT&T Euro Notes.”

Optional Redemption of the AT&T Sterling Notes	The AT&T Sterling Notes may be redeemed at any time and from time to time prior to their stated maturity, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the AT&T Sterling Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate for the AT&T Sterling Notes, plus, for the 2029 Sterling Notes, 35 basis points, and for the 2033 Sterling Notes, 25 basis points, calculated by AT&T.

Accrued but unpaid interest will be payable to the redemption date. For a more complete description of the redemption provisions of the AT&T Sterling Notes, see “Description of the AT&T Notes—Description of the AT&T Sterling Notes—Optional Redemption of the AT&T Sterling Notes.”

Denominations	AT&T will issue the AT&T U.S. Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the AT&T Euro Notes in minimum denominations of €100,000 and integral multiples of €1,000 and the AT&T Sterling Notes in minimum denominations of £100,000 and integral multiples of £1,000.

Listing	The AT&T U.S. Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. We intend to list the AT&T Euro Notes and AT&T Sterling Notes on the NYSE within 30 days of the Settlement Date. There can be no assurance as to the development or liquidity of any market for the AT&T Notes.

Form and Settlement	The Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with a common depositary for DTC for the AT&T U.S. Notes and with either Euroclear or Clearstream Luxembourg for the AT&T Euro Notes and AT&T Sterling Notes.

Further Issues	We may from time to time, without notice to, or the consent of, the holders of any series of the AT&T Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the AT&T Notes of the applicable series. Any further AT&T Notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law	The AT&T Notes will be governed by the laws of the State of New York.

Trustee	The trustee for the AT&T Notes will be The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

An investment in the AT&T Notes involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our 2015 Annual Report to Stockholders, portions of which are filed as Exhibit 13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the AT&T Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the AT&T Notes

The AT&T Notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The AT&T Notes are unsecured general obligations of AT&T. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the AT&T Notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the AT&T Notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the AT&T Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the AT&T Notes. As a result, holders of the AT&T Notes may receive less, ratably, than holders of our secured indebtedness. At December 31, 2015, AT&T had $110 million of secured indebtedness.

Holders of the AT&T Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any DTV Notes not exchanged.

The AT&T Notes are obligations of AT&T Inc. exclusively and not of any of our subsidiaries, including DTV. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the AT&T Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors and holders of any DTV Notes not exchanged) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the AT&T Notes. Consequently, the AT&T Notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2015, we and our subsidiaries (excluding DIRECTV Group Holdings, LLC and its subsidiaries) had aggregate borrowings under lines of credit and outstanding debt securities of approximately $109 billion principal amount, as of December 31, 2015, DIRECTV Group Holdings, LLC and its subsidiaries had approximately $17 billion principal amount in long-term debt (including the DTV Notes).

There are limited covenants in our Indenture.

Our Indenture has less restrictive covenants and terms and affords reduced protections to the holders of the AT&T Notes compared to those currently in the DTV Indentures and DTV Notes. Neither we nor any of our

subsidiaries is restricted from incurring additional debt or other liabilities, including secured debt or additional senior debt, under our Indenture. If we or any of our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the AT&T Notes could be adversely affected. We expect that we and our subsidiaries will, from time to time, incur additional debt and other liabilities. In addition, we and our subsidiaries are not restricted under our Indenture from granting security interests over our assets or from entering into sale or leaseback transactions. The AT&T Notes also will not include provisions requiring, at the option of holders, the repurchase of such AT&T Notes upon the occurrence of a change of control. See “Description of the AT&T Notes” and “Description of the Differences Between the AT&T Notes and the DTV Notes.”

Risks Relating to the Exchange Offers and Consent Solicitations

Our board of directors has not made a recommendation as to whether you should tender your DTV Notes in exchange for AT&T Notes in the exchange offers, and we have not obtained a third-party determination that the exchange offers are fair to holders of our DTV Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of DTV Notes should tender their DTV Notes in exchange for AT&T Notes pursuant to the exchange offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the DTV Notes for purposes of negotiating the terms of these exchange offers, or preparing a report or making any recommendation concerning the fairness of these exchange offers. Therefore, if you tender your DTV Notes, you may not receive more than or as much value as if you chose to keep them. Holders of DTV Notes must make their own independent decisions regarding their participation in the exchange offers.

Upon consummation of the exchange offers, holders who exchange DTV Notes will lose their rights under such DTV Notes.

If you tender DTV Notes and your DTV Notes are accepted for exchange pursuant to the exchange offers, you will lose all of your rights as a holder of the exchanged DTV Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged DTV Notes. Among other things, the indentures under which the DTV Notes were issued contain certain covenants for the benefit of the holders of the DTV Notes, and no similar covenants will be provided with respect to the AT&T Notes. In addition, the DTV Notes are issued by subsidiaries of ours and, as such, are structurally senior to the AT&T Notes. See “Risk Factors—Risks Relating to the AT&T Notes—Holders of the AT&T Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any DTV Notes not exchanged” above for more information.

The proposed amendments to the DTV Indentures will afford reduced protection to remaining holders of the DTV Notes.

If the proposed amendments to the DTV Indentures are adopted, many provisions of the DTV Notes will be materially less restrictive and will afford significantly reduced protection to holders of the DTV Notes. The proposed amendments to the DTV Indentures would, among other things:

•	eliminate the reporting covenant;

•	eliminate the covenant prohibiting DTV and its subsidiaries from incurring certain secured indebtedness;

•	eliminate the covenant requiring additional subsidiary guarantees of the DTV Notes;

•	eliminate the covenant prohibiting DTV and its subsidiaries from entering into certain sale and leaseback transactions;

•	eliminate the organizational existence covenant;

•	eliminate the change of control and ratings decline covenant;

•	eliminate certain Events of Default due to (a) the cross-default triggered by (i) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (ii) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated, (b) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (c) failure to pay judgments aggregating $100 million or more within 60 days; and

•	modify the covenant restricting DIRECTV Holdings LLC from consolidating, merging or selling assets by (i) removing any restrictions on DIRECTV Holdings LLC’s selling, assigning, leasing, conveying or otherwise disposing of all or substantially of its properties or assets in one or more transactions and (ii) requiring only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than DIRECTV Holdings LLC) assumes all the obligations of DIRECTV Holdings LLC pursuant to a supplemental indenture in the form reasonably satisfactory to the DTV Trustee, under the corresponding DTV Notes and DTV Indenture).

If the proposed amendments to the DTV Indentures are adopted, each non-exchanging holder of the DTV Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain actions previously prohibited that could increase the credit risk with respect to DTV, and might adversely affect the liquidity, market price and price volatility of the DTV Notes or otherwise be adverse to the interests of the holders of the DTV Notes. See “The Proposed Amendments.”

The liquidity of any trading market that currently exists for the DTV Notes may be adversely affected by the exchange offers, and holders of DTV Notes who fail to participate in the exchange offers may find it more difficult to sell their DTV Notes after the exchange offers are completed.

To the extent that DTV Notes are tendered and accepted for exchange pursuant to the exchange offers, the trading markets for the remaining DTV Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged DTV Notes may be adversely affected. The reduced float may also make the trading prices of the remaining DTV Notes more volatile.

In addition, with respect to the 2.750% Senior Notes due 2023, the 4.375% Senior Notes due 2029 and the 5.200% Senior Notes due 2033, which are the only listed DTV Notes of such series, we intend to apply to delist the DTV Notes which are not accepted for exchange in the exchange offers from the Global Exchange Market of the ISE, if permitted by the applicable rules and regulations of the ISE, as soon as practicable after completion of the exchange offers. As a result of such delisting, DTV Euro Notes and DTV Sterling Notes not tendered pursuant to the exchange offer may become illiquid and may be of reduced value, and the availability of price or other quotations and an established market for the DTV Euro Notes and DTV Sterling Notes, respectively, may be compromised.

The exchange offer and consent solicitation for the DTV Euro Notes may cause the DTV Euro Notes and AT&T Euro Notes to be under €500 million.

If any holders of the DTV Euro Notes tender their notes, the remaining outstanding DTV Euro Notes will be under €500 million, and if less than 100% of the holders of the DTV Euro Notes tender their notes, the total outstanding amount of AT&T Euro Notes will be under €500 million. As a result, the DTV Euro Notes and AT&T Euro Notes may not be index eligible. A debt security that is not index eligible may command a lower price than would a comparable index-eligible debt security.

As to the AT&T Euro Notes, we could take further steps as are necessary to enable the AT&T Euro Notes series to have a minimum size of €500 million, which may include issuing additional notes of this series in other offerings. However, there can be no assurance that we would complete these steps.

The exchange offers and consent solicitations may be cancelled or delayed.

The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all of the DTV Notes and the registration statement on Form S-4 of which this prospectus forms a part has been declared effective. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Even if the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their AT&T Notes and the cash consideration during which time those holders of the DTV Notes will not be able to effect transfers of their DTV Notes tendered for exchange.

You may not receive AT&T Notes in the exchange offers and consent solicitations if the applicable procedures for the exchange offers and consent solicitations are not followed.

We will issue the AT&T Notes and cash in exchange for your DTV Notes only if you tender your DTV Notes and deliver properly completed documentation for the applicable exchange offer. For any exchange offer relating to DTV U.S. Notes, you must deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC’s ATOP and other required documents before expiration of the exchange offers and consent solicitations. For any exchange offer relating to a DTV U.S. Note, see “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV U.S. Notes” for a description of the procedures to be followed to tender your DTV U.S. Notes.

For any exchange offer relating to DTV Euro Notes or DTV Sterling Notes, you must submit, or arrange for the submission of, an electronic acceptance instruction to Euroclear or Clearstream Luxembourg, as applicable, to authorize the tender of DTV Euro Notes or DTV Sterling Notes, as applicable. For any exchange offer relating to a DTV Euro Note or DTV Sterling Note, see “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV Euro Notes and DTV Sterling Notes” for a description of the procedures to be followed to tender your DTV Euro Notes and DTV Sterling Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of the Company, the exchange agents, the information agents, the dealer managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the DTV Notes for exchange or the related consents.

Failure to complete any of the exchange offers successfully could negatively affect the prices of the applicable DTV Notes.

Several conditions must be satisfied or waived in order to complete each of the exchange offers. The conditions to any of the exchange offers may not be satisfied, and if not satisfied or waived, to the extent that the conditions may be waived, such exchange offers may not occur or may be delayed. If the exchange offers are not completed or are delayed, the respective market prices of any or all of the series of DTV Notes in such exchange offer may decline to the extent that the respective current market prices reflect an assumption that such exchange offers has been or will be completed.

A holder will recognize gain or loss on the exchange of DTV Notes for AT&T Notes.

We believe that the exchange of the DTV Notes for the AT&T Notes pursuant to the exchange offers will be treated as a taxable disposition of the DTV Notes in exchange for the AT&T Notes for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders”) that tenders the DTV Notes in exchange for the AT&T Notes will generally recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers.”

The U.S. federal income tax treatment of holders who do not tender their DTV Notes pursuant to the exchange offers is unclear.

The adoption of the proposed amendments may or may not result in a deemed exchange of DTV Notes for “new” notes (the “Amended Notes”) for U.S. federal income tax purposes. If, as we believe more likely, the adoption of the proposed amendments does not result in such a deemed exchange, non-exchanging holders should not recognize gain or loss as a result of the adoption of the proposed amendments and completion of the exchange offers. If the adoption of the proposed amendments does result in such a deemed exchange, the U.S. federal income tax consequences to a U.S. Holder may differ materially from the tax consequences if there were not such a deemed exchange, and could include the recognition of taxable gain on the deemed exchange of the DTV Notes for the Amended Notes. If the Internal Revenue Service (“IRS”) asserts that the adoption of the proposed amendments resulted in a deemed exchange of the DTV Notes for Amended Notes, AT&T will control any such dispute with the IRS. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Non-Exchanging Holders.”

USE OF PROCEEDS

We will not receive any proceeds from the exchanges of the AT&T Notes for the DTV Notes pursuant to the exchange offers. In exchange for issuing the AT&T Notes and paying the cash consideration, we will receive the tendered DTV Notes. The DTV Notes surrendered in connection with the exchange offers will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

For purposes of computing these ratios, “Earnings” consists of income from continuing operations before provisions for taxes on income, noncontrolling interests and cumulative effect of a change in accounting principles less noncontrolling interest plus fixed charges, distributed income of equity-method investments, amortizations of capitalized interest, excluding capitalized interest and equity income from equity-method investments. “Fixed Charges” consists of interest expense (which includes amortization of debt premium, discount and other debt costs), one-third of rental expense, which we believe to be a conservative estimate of an interest factor in our leases, which are not material, and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	Year Ended December 31,
	2015	2014	2013	2012	2011
Earnings:
Income from continuing operations before income taxes	$20,692	$10,355	$28,050	$10,496	$6,998
Equity in net income of affiliates included above	(79)	(175)	(642)	(752)	(784)
Fixed charges	6,592	5,295	5,452	4,876	4,835
Distributed income of equity affiliates	30	148	318	137	161
Interest capitalized	(797)	(234)	(284)	(263)	(162)

Earnings, as adjusted	$26,438	$15,389	$32,894	$14,494	$11,048

Fixed Charges:
Interest expense	$4,120	$3,613	$3,940	$3,444	$3,535
Interest capitalized	797	234	284	263	162
Portion of rental expense representative of interest factor	1,675	1,448	1,228	1,169	1,138

Fixed Charges	$6,592	$5,295	$5,452	$4,876	$4,835

Ratio of Earnings to Fixed Charges	4.01	2.91	6.03	2.97	2.29

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

AT&T is conducting the exchange offers to simplify its capital structure, to give existing holders of DTV Notes the option to obtain securities issued by AT&T, which will be pari passu with AT&T’s other unsecured and unsubordinated debt securities, and to centralize its reporting obligations under AT&T’s various debt instruments. AT&T is conducting the consent solicitations to (1) eliminate substantially all of the restrictive covenants in the DTV Indentures, (2) eliminate certain Events of Default due to (a) the cross-default triggered by (i) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (ii) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated, (b) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (c) failure to pay judgments aggregating $100 million or more within 60 days, and (3) eliminate the change of control and ratings decline covenant. Completion of the exchange offers and consent solicitations is expected to ease administration of AT&T’s indebtedness.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding DTV Notes the following AT&T Notes:

Aggregate Principal Amount	Title of Series of Notes Issued by DTV to be Exchanged	Title of Series of Notes to be Issued by AT&T	Interest Payment Dates for Both DTV Notes and AT&T Notes
$1,250,000,000	2.400% Senior Notes due 2017	2.400% Global Notes due 2017	March 15 and September 15
$750,000,000	1.750% Senior Notes due 2018	1.750% Global Notes due 2018	January 15 and July 15
$1,000,000,000	5.875% Senior Notes due 2019	5.875% Global Notes due 2019	April 1 and October 1
$1,300,000,000	5.200% Senior Notes due 2020	5.200% Global Notes due 2020	March 15 and September 15
$1,000,000,000	4.600% Senior Notes due 2021	4.600% Global Notes due 2021	February 15 and August 15
$1,500,000,000	5.000% Senior Notes due 2021	5.000% Global Notes due 2021	March 1 and September 1
$1,500,000,000	3.800% Senior Notes due 2022	3.800% Global Notes due 2022	March 15 and September 15
$1,250,000,000	4.450% Senior Notes due 2024	4.450% Global Notes due 2024	April 1 and October 1
$1,200,000,000	3.950% Senior Notes due 2025	3.950% Global Notes due 2025	January 15 and July 15
$500,000,000	6.350% Senior Notes due 2040	6.350% Global Notes due 2040	March 15 and September 15
$1,250,000,000	6.000% Senior Notes due 2040	6.000% Global Notes due 2040	February 15 and August 15
$1,000,000,000	6.375% Senior Notes due 2041	6.375% Global Notes due 2041	March 1 and September 1
$1,250,000,000	5.150% Senior Notes due 2042	5.150% Global Notes due 2042	March 15 and September 15
€500,000,000	2.750% Senior Notes due 2023	2.750% Global Notes due 2023	May 19
£750,000,000	4.375% Senior Notes due 2029	4.375% Global Notes due 2029	September 14
£350,000,000	5.200% Senior Notes due 2033	5.200% Global Notes due 2033	November 18

Specifically, (i) in exchange for each $1,000 principal amount of DTV U.S. Notes, €1,000 principal amount of DTV Euro Notes or £1,000 principal amount of DTV Sterling Notes, respectively, that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration and (ii) in exchange for each $1,000 principal amount of DTV U.S. Notes, €1,000 principal amount of DTV Euro Notes or £1,000 principal amount of DTV Sterling Notes, respectively, that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium.

The AT&T U.S. Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000. See “Description of the AT&T Notes—Description of the AT&T U.S. Notes—General.” If AT&T would be required to issue an AT&T U.S. Note in a denomination other than $2,000 or a whole multiple of $1,000 above such minimum denomination, AT&T will, in lieu of such issuance:

•	issue an AT&T U.S. Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T U.S. Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T U.S. Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV U.S. Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the U.S. Exchange Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Any holder of DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offer.

The AT&T Euro Notes will be issued only in minimum denominations of €100,000 and whole multiples of €1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T Euro Notes—General.” We will not accept tenders of DTV Euro Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T Euro Notes below the applicable minimum denomination of €100,000. If AT&T would be required to issue an AT&T Euro Note in a denomination other than €100,000 or a whole multiple of €1,000 above such minimum denomination, AT&T will, in lieu of such issuance:

•	issue an AT&T Euro Note in a principal amount that has been rounded down to the nearest lesser whole multiple of €100,000 or €1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T Euro Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T Euro Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV Euro Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of Euroclear/Clearstream Luxembourg in making delivery or payment to the holders or in the allocation or crediting of securities or monies to participants in Euroclear/Clearstream Luxembourg or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The AT&T Sterling Notes will be issued only in minimum denominations of £100,000 and whole multiples of £1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T Sterling Notes—General.” We will not accept tenders of DTV Sterling Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T Sterling Notes below the applicable minimum denomination of £100,000. If AT&T would be required to issue an AT&T Sterling Note in a denomination other than £100,000 or a whole multiple of £1,000 above such minimum denomination, AT&T will, in lieu of such issuance:

•	issue an AT&T Sterling Note in a principal amount that has been rounded down to the nearest lesser whole multiple of £100,000 or £1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T Sterling Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T Sterling Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV Sterling Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of Euroclear/Clearstream Luxembourg in making delivery or payment to the holders or in the allocation or crediting of securities or monies received to participants in Euroclear/Clearstream Luxembourg or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The interest rate, interest payment dates, optional redemption prices and maturity of each series of AT&T Notes to be issued by AT&T in the exchange offers will be the same as those of the corresponding series of DTV Notes to be exchanged. The AT&T Notes received in exchange for the tendered DTV Notes will accrue interest from (and including) the most recent date to which interest has been paid on those DTV Notes; provided, that interest will only accrue with respect to the aggregate principal amount of AT&T Notes you receive, which will be less than the principal amount of DTV Notes you tendered for exchange in the event that your DTV Notes are tendered after the Early Participation Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on DTV Notes you exchange at the time of the exchange.

Each series of AT&T Notes is a new series of debt securities that will be issued under our Indenture. The terms of the AT&T Notes will include those expressly set forth in such notes, the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offers, we are also soliciting consents from the holders of each series of DTV Notes to effect a number of amendments to the applicable DTV Indenture under which each such series of notes were issued and are governed. You may not consent to the proposed amendments to the relevant DTV Indenture without tendering your DTV Notes in the appropriate exchange offer and you may not tender your DTV Notes for exchange without consenting to the applicable proposed amendments.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “—Conditions to the Exchange Offers and Consent Solicitations.” For a description of the proposed amendments, see “The Proposed Amendments.” The proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

If the Requisite Consents are received and accepted, and the other conditions to the exchange offer have been satisfied or where permitted waived, with respect to the DTV Notes of a given series, then DTV and the DTV Trustee under the relevant DTV Indenture will execute a supplemental indenture setting forth the proposed amendments in respect of the DTV Notes. Under the terms of the applicable supplemental indenture, the proposed amendments will become effective on the Settlement Date with respect to that series. Each non-consenting holder of a series of DTV Notes will be bound by the applicable supplemental indenture. The form of each supplemental indenture is filed as an exhibit to this registration statement of which this prospectus forms a part.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of DTV Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the DTV Notes (the “Requisite Consents”), (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the DTV Notes of all series held by persons other than DTV or any person directly or indirectly controlling or controlled or under direct or indirect common control with DTV) as of the Expiration Date, as it may be extended at AT&T’s discretion, (c) the registration statement of which this prospectus forms a part having been declared effective by the SEC and (d) the following statements are true:

(1) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of DTV Notes under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the exchange offers, the exchange of DTV Notes under an exchange offer, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of DTV Notes under an exchange offer, the consent solicitations or the proposed amendments; or

•	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of AT&T and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to AT&T of the exchange offers, the exchange of DTV Notes under an exchange offer, the consent solicitations or the proposed amendments, or might be material to holders of DTV Notes in deciding whether to accept the exchange offers and give their consents;

(2) None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States or European national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States or European Union (whether or not mandatory);

•	any material adverse change in the United States’ or European Union’s securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) The trustee under the DTV Indentures having executed and delivered supplemental indentures relating to the proposed amendments, has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of DTV Notes under an exchange offer, the consent solicitations or our ability to effect the proposed amendments, nor has the trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the DTV Notes under an exchange offer or the consent solicitations.

The Requisite Consents must be received with respect to all series of DTV Notes in order for the DTV Indentures to be amended; however, the proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the DTV Notes to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

If any of these conditions is not satisfied with respect to any or all series of the DTV Notes, we may, at any time before the consummation of the exchange offers or consent solicitations:

(1) terminate any one or more of the exchange offers or the consent solicitations and promptly return all tendered DTV Notes to the holders thereof (whether or not we terminate the other exchange offers or consent solicitations);

(2) modify, extend or otherwise amend any one or more of the exchange offers or consent solicitations and retain all tendered DTV Notes and consents until the Expiration Date of the exchange offers or consent solicitations, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Corresponding Consents” and “—Expiration Date; Extensions; Amendments”); or

(3) waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the exchange offers or consent solicitations and accept all DTV Notes tendered and not previously validly withdrawn with respect to any or all series of DTV Notes.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers shall be the time immediately following 11:59 p.m., New York City time, on March 17, 2016, subject to our right to extend that date and time with respect to one or more series in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer of the applicable series.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the exchange offers and consent solicitations for each series of DTV Notes to:

(1) delay accepting any validly tendered DTV Notes,

(2) extend any of the exchange offers and consent solicitations, or

(3) terminate or amend any of the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the respective exchange agent.

If we exercise any such right, we will give written notice thereof to the respective exchange agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers and consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of DTV Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the DTV Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the DTV Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the DTV Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the DTV Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of a DTV Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and AT&T and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer and, for the DTV U.S. Notes, the letter of transmittal and consent, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of DTV Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered DTV Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

If the proposed amendments to the DTV Indentures have been adopted, the amendments will apply to all DTV Notes that are not acquired in the exchange offers, even though the holders of those DTV Notes did not consent to the proposed amendments. Thereafter, all such DTV Notes will be governed by the relevant DTV Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the DTV Indentures or those applicable to the AT&T Notes. In particular, holders of the DTV Notes under the amended DTV Indentures will no longer receive annual, quarterly and other reports from DTV. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the DTV Indentures will afford reduced protection to remaining holders of DTV Notes.”

Absence of Dissenters’ Rights

Holders of the DTV Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the DTV Indentures and the DTV Notes, or under the terms of the DTV Indentures in connection with the exchange offers and consent solicitations.

Acceptance of DTV Notes for Exchange; AT&T Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue AT&T Notes in book-entry form and pay the cash consideration in connection with the exchange offers promptly on the Settlement Date (in exchange for DTV Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

We will be deemed to have accepted validly tendered DTV Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the appropriate DTV Indenture) if and when we have given oral or written notice thereof to the exchange agents. Subject to the terms and conditions of the exchange offers, delivery of AT&T Notes and payment of the cash consideration in connection with the exchange of DTV Notes accepted by us will be made by one of the exchange agents on the Settlement Date upon receipt of such notice. The exchange agents will act as agents for participating holders of the DTV Notes for the purpose of receiving consents and DTV Notes from, and transmitting AT&T Notes and the cash consideration to, such holders. If any tendered DTV Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if DTV Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn DTV Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Procedures for Consent and Tendering DTV U.S. Notes

If you hold DTV U.S. Notes and wish to have those notes exchanged for AT&T U.S. Notes and the cash consideration, you must validly tender (or cause the valid tender of) your DTV U.S. Notes using the procedures described in this prospectus and in the accompanying letter of transmittal and consent. The proper tender of DTV U.S. Notes will constitute an automatic consent to the proposed amendments to the relevant DTV Indenture.

The procedures by which you may tender or cause to be tendered DTV U.S. Notes will depend upon the manner in which you hold the DTV U.S. Notes, as described below.

DTV U.S. Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has DTV U.S. Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your DTV U.S. Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with DTV U.S. Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent for the DTV U.S. Notes, Global Bondholder Services Corporation (the “U.S. Exchange Agent”), will establish accounts with respect to the DTV U.S. Notes at DTC for purposes of the exchange offers.

Tender of DTV U.S. Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their DTV U.S. Notes must continue to hold DTV U.S. Notes in at least the minimum authorized denomination of $2,000 principal amount.

Any DTC participant may tender DTV U.S. Notes and thereby deliver a consent to the proposed amendments to the appropriate DTV Indenture by effecting a book-entry transfer of the DTV U.S. Notes to be tendered in the exchange offers into the account of the U.S. Exchange Agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer; or (2) completing and signing the letter of transmittal and consent according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the U.S. Exchange Agent at its address on the back cover page of this prospectus, in either case before the Expiration Date of the exchange offers.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the U.S. Exchange Agent’s account at DTC and send an agent’s message to the U.S. Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the U.S. Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering DTV U.S. Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and consent and that AT&T and DTV may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the exchange offers.

The letter of transmittal and consent (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the U.S. Exchange Agent prior to the Expiration Date of the exchange offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the U.S. Exchange Agent.

DTV U.S. Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the DTV Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Consent and Tendering DTV U.S. Notes—DTV U.S. Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose DTV Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender DTV Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Letter of Transmittal and Consent

Subject to and effective upon the acceptance for exchange and issuance of AT&T U.S. Notes and the payment of the cash consideration, in exchange for DTV U.S. Notes tendered by a letter of transmittal and consent in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal and consent (or agreeing to the terms of a letter of transmittal and consent pursuant to an agent’s message) a tendering holder of DTV U.S. Notes:

•	irrevocably sells, assigns and transfers to or upon the order of AT&T all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the DTV U.S. Notes tendered thereby;

•	represents and warrants that the DTV U.S. Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	consents to the proposed amendments described below under “The Proposed Amendments” with respect to the series of DTV U.S. Notes tendered and by consenting to the proposed amendments, you will be deemed to have waived any default, event of default or other consequence under the DTV Indentures for failure to comply with the terms of the provisions identified in “The Proposed Amendments.” If the Requisite Consents are received and the supplemental indentures entered into, DTV does not intend to provide any further reports otherwise required under the provisions described in “The Proposed Amendments;”

•	irrevocably constitutes and appoints the U.S. Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered DTV U.S. Notes (with full knowledge that the U.S. Exchange Agent also acts as the agent of AT&T), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the DTV U.S. Notes tendered to be assigned, transferred and exchanged in the exchange offers;

•	if it is located or resident in any Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), acknowledges (a) it is either (i) a qualified investor as defined in the Prospectus Directive or (ii) it agrees to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor; and (b) is acting for its own account, or, if it is acting as agent, either each principal it is acting for is a qualified investor or it has full discretion to make investment decisions in relation to the exchange offers. For the purposes of this representation, warranty and undertaking, “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in each Relevant Member State; and

•	acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the exchange offers in, from or otherwise involving the United Kingdom.

Proper Execution and Delivery of Letter of Transmittal and Consent

If you wish to participate in the exchange offers and consent solicitations, delivery of your DTV U.S. Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the U.S. Exchange Agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal and consent or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal and consent need not be guaranteed if:

•	the letter of transmittal and consent is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the DTV U.S. Notes and the portion entitled “Special Payment Instructions” on the letter of transmittal and consent has not been completed; or

•	the DTV U.S. Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal and consent.

Procedures for Consent and Tendering DTV Euro Notes and DTV Sterling Notes

In order to participate in the exchange offers and consent solicitations relating to the DTV Euro Notes and DTV Sterling Notes, you must properly tender your DTV Euro Notes and DTV Sterling Notes to the exchange agent for the DTV Euro Notes and DTV Sterling Notes, Lucid Issuer Services Limited (the “European Exchange Agent”), as further described below. It is your responsibility to tender properly your DTV Euro Notes and DTV Sterling Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in tendering your DTV Euro Notes or DTV Sterling Notes, please contact the European Exchange Agent and Information Agent, whose address and telephone number is listed on the back cover page of this prospectus.

Tender of DTV Euro Notes and DTV Sterling Notes Held Through Euroclear or Clearstream Luxembourg

A registered holder of DTV Euro Notes or DTV Sterling Notes that is a participant in Euroclear or Clearstream Luxembourg must submit an electronic acceptance instruction to Euroclear or Clearstream Luxembourg, as applicable, to authorize the tender of DTV Euro Notes or DTV Sterling Notes, as applicable. If you are a beneficial owner of DTV Euro Notes or DTV Sterling Notes that are registered in the name of a direct participant in Euroclear or Clearstream Luxembourg, such as a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender, you should contact such participant promptly and instruct such participant to tender on your behalf in accordance with these procedures. The submission of an electronic acceptance instruction in the manner provided herein shall constitute a tender of DTV Euro Notes or DTV Sterling Notes, as applicable. A letter of transmittal need not accompany tenders effected through Euroclear or Clearstream Luxembourg.

The term “electronic acceptance instruction” means an instruction transmitted by a participant in Euroclear or Clearstream Luxembourg, to Euroclear or Clearstream Luxembourg, as applicable, that includes:

(1) irrevocable instructions:

(a) to block any attempt to transfer such participant’s tendered DTV Euro Notes or DTV Sterling Notes on or prior to the Settlement Date; and

(b) to debit such participant’s account on the Settlement Date in respect of all of the DTV Euro Notes or DTV Sterling Notes that such participant has tendered, or in respect of such lesser portion of such DTV Euro Notes or DTV Sterling Notes as are accepted pursuant to the exchange offers and consent solicitations, upon receipt of instructions from the European Exchange Agent.

Subject in each case to the automatic withdrawal of the instructions in the event that the exchange offers and consent solicitations are terminated by us prior to the Expiration Date, as notified to Euroclear or Clearstream Luxembourg by the European Exchange Agent.

(2) authorization to disclose the name of the direct participant and information about the foregoing instructions;

(3) express acknowledgement that such participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus and that we may enforce that agreement against such participant.

Tenders of DTV Euro Notes or DTV Sterling Notes, including the electronic acceptance instruction, must be delivered to and received by Euroclear or Clearstream Luxembourg in accordance with their procedures and deadlines established by them, which must, in any event, be prior to the Early Participation Date or the Expiration Date, as applicable. Holders of DTV Euro Notes or DTV Sterling Notes are responsible for informing themselves of those deadlines and for arranging the due and timely delivery of electronic acceptance instructions to Euroclear or Clearstream Luxembourg.

By tendering your DTV Euro Notes or DTV Sterling Notes through the submission of an electronic acceptance instruction in accordance with the requirements or Euroclear or Clearstream Luxembourg, you shall be deemed to represent, warrant and undertake the following:

(1) Upon the terms and subject to the conditions of the exchange offers for the DTV Euro Notes and DTV Sterling Notes, you accept such offer in respect of the principal amount of DTV Euro Notes or DTV Sterling Notes, respectively, in your account blocked in the relevant clearing system.

(2) Subject to and effective upon the acceptance for exchange of the DTV Euro Notes or DTV Sterling Notes tendered, you sell, assign and transfer to AT&T all right, title and interest in and to such DTV Euro Notes or DTV Sterling Notes, as applicable, as are being tendered.

(3) You irrevocably constitute and appoint the European Exchange Agent as your true and lawful agent, attorney-in-fact and proxy with respect to DTV Euro Notes or DTV Sterling Notes tendered, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), among other things, to cause the DTV Euro Notes or DTV Sterling Notes, as applicable, to be assigned, transferred and exchanged and to receive all benefits and otherwise exchange rights of beneficial ownership of the DTV Euro Notes or DTV Sterling Notes, as applicable.

(4) You will, upon request, execute and deliver any additional documents deemed by AT&T to be necessary or desirable to complete the sale, assignment and transfer of the DTV Euro Notes or DTV Sterling Notes tendered.

(5) All authority conferred or agreed to be conferred hereby and every obligation hereunder shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

(6) You understand that the tender of DTV Euro Notes or DTV Sterling Notes pursuant to any of the procedures described above under the caption “—Tender of DTV Euro Notes and DTV Sterling Notes Held Through Euroclear or Clearstream Luxembourg” will constitute a binding agreement between you and AT&T upon the terms and subject to the conditions set forth herein, including your representation that you own the DTV Euro Notes or DTV Sterling Notes, as applicable, being tendered.

(7) You recognize that, under certain circumstances, AT&T may not be required to accept for exchange any of the DTV Euro Notes or DTV Sterling Notes, as applicable, tendered hereby.

(8) You agree to be bound by the terms and subject to the conditions set forth in this prospectus.

(9) You have full power and authority to tender, sell, assign and transfer the DTV Euro Notes or DTV Sterling Notes, as applicable.

(10) When such DTV Euro Notes or DTV Sterling Notes, as applicable, are accepted for exchange, AT&T will acquire good and unencumbered title to such notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim and such outstanding notes will not have been transferred to AT&T in violation of any contractual or other restriction on the transfer thereof.

(11) Any AT&T Euro Notes or AT&T Sterling Notes acquired in exchange for DTV Euro Notes or DTV Sterling Notes, as applicable, tendered hereby will have been acquired in the ordinary course of business of the person receiving such AT&T Euro Notes or AT&T Sterling Notes, whether or not you are such person.

(12) You and the person receiving AT&T Euro Notes or AT&T Sterling Notes have observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or requisite payments due from you in each respect in connection with any offer or acceptance in any jurisdiction, and that you and such person or persons have not taken or omitted to take any action in breach of the terms of the exchange offers in respect of the DTV Euro Notes or DTV Sterling Notes or which will or may result in AT&T or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the exchange offers in respect of the DTV Euro Notes or DTV Sterling Notes, as applicable, or the tender of DTV Euro Notes or DTV Sterling Notes, as applicable, in connection therewith.

(13) You and the person receiving AT&T Euro Notes or AT&T Sterling Notes are not located or resident in Belgium or, if located or resident in Belgium, you are a qualified investor within the meaning of Article 10 of the Belgian Law of 16 June 2006 on public offerings of investment instruments and the admission of investment instruments to trading on regulated markets.

(14) You and the person receiving the AT&T Euro Notes or AT&T Sterling Notes are not located or resident in Canada or, if located or resident in Canada, you are (i) resident in the province shown in your address and (ii) a “permitted client” as defined in Canadian National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

(15) You and the person receiving AT&T Euro Notes or AT&T Sterling Notes are not located or resident in France or, if located or resident in France, you are a (i) provider of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investor (investisseur qualifié), other than an individual (all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code Monétaire et Financier).

(16) You and the person receiving AT&T Euro Notes or AT&T Sterling Notes are located outside of Hong Kong or, if you are located or resident in Hong Kong, you are a professional investor as defined in section 1 of Part 1 of Schedule 1 to the Securities and Future Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder; and you acknowledge that your warranties are required in connection with Hong Kong Laws; you acknowledge that each of AT&T, the exchange agents and other participants in the exchange offers and their respective subsidiaries, agents, affiliates and advisers will rely upon the truth, completeness and accuracy of your warranties set out in this section, and you agree to notify AT&T and the respective exchange agent promptly in writing if any of your warranties ceases to be true, complete and accurate or if it becomes misleading.

(17) You and the person receiving AT&T Euro Notes or AT&T Sterling Notes are not located or resident in Italy or, if you are located or resident in Italy, you are an authorised person or offering DTV Notes through an authorised person (such as an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Financial Services Act, as amended, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

(18) You and the person receiving AT&T Euro Notes or AT&T Sterling Notes are either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Order; or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and you have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by you in relation to the exchange offers in, from or otherwise involving the United Kingdom.

(19) Neither you nor the person receiving AT&T Euro Notes or AT&T Sterling Notes is acting on behalf of any person who could not truthfully make the representations and warranties set forth herein.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of DTV Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the particular exchange offer. Tenders of DTV Notes may not be withdrawn at any time thereafter. Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the Expiration Date of the particular consent solicitation by withdrawing tender of DTV Notes, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered DTV Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the appropriate DTV Indenture.

Beneficial owners desiring to withdraw DTV U.S. Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their DTV U.S. Notes. In order to withdraw DTV U.S. Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the respective exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of DTV U.S. Notes subject to the notice and the principal amount of each series of DTV U.S. Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the respective exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the DTV U.S. Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of DTV Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the respective exchange agent for instructions.

For a withdrawal to be effective for Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the respective exchange agent must receive an electronic notice of withdrawal from Euroclear or Clearstream Luxembourg. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream Luxembourg and otherwise comply with the procedures of Euroclear or Clearstream Luxembourg as applicable.

Withdrawals of tenders of DTV Notes may not be rescinded and any DTV Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn DTV Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of DTV Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any DTV Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of AT&T, including DTV, the exchange agents, the information agents, the dealer managers, the trustees under the DTV Indentures or our Indenture, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of DTV Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. DTV Notes received by the respective exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the respective exchange agent to the participant who delivered such DTV Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant, in either case promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We may also in the future seek to acquire untendered DTV Notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of DTV Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal and consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the DTV Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the exchange agents (as payers) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of DTV Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of DTV Notes must timely provide the respective exchange agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the respective exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the respective exchange agent, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the respective exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the respective exchange agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to DTV Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the respective exchange agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of AT&T and DTV reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agents

Global Bondholder Services Corporation, the U.S. Exchange Agent, has been appointed as the exchange agent for the exchange offers and consent solicitations for the DTV U.S. Notes. Letters of transmittal and consent and all correspondence in connection with the exchange offers of the DTV U.S. Notes should be sent or delivered by each holder of DTV U.S. Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to Global Bondholder Services Corporation at the address and telephone number set forth on the back cover page of this prospectus.

Lucid Issuer Services Limited, the European Exchange Agent, has been appointed as the exchange agent for the exchange offers and consent solicitations for the DTV Euro Notes and the DTV Sterling Notes. The electronic acceptance instruction and all correspondence in connection with the exchange offers of the DTV Euro Notes and DTV Sterling Notes should be sent or delivered by each holder of DTV Euro Notes or DTV Sterling Notes, respectively, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to Lucid Issuer Services Limited at the address and telephone number set forth on the back cover page of this prospectus.

We will pay the exchange agents’ reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offers and consent solicitations for the DTV U.S. Notes, and will receive customary compensation for its services. Lucid Issuer Services Limited has been appointed as the information agent for the exchange offers and consent solicitations for the DTV Euro Notes and DTV Sterling Notes, and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal and consent should be directed to the relevant information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Holders of any DTV Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

We have retained Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as dealer managers in connection with the exchange offers and consent solicitations for the DTV U.S. Notes, and Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch and Merrill Lynch International to act as dealer managers in connection with the exchange offers and consent solicitations for the DTV Euro Notes and DTV Sterling Notes. We will pay the dealer managers a customary fee as compensation for their services. We will pay a fee to the dealer managers for soliciting acceptances of the exchange offers and consent solicitations. That fee is based on the size and success of the exchange offers and consent solicitations and will be payable on completion of the exchange offers and consent solicitations. We will pay the fees and expenses relating to the exchange offers and consent solicitations. The obligations of the dealer managers to perform their functions is subject to various conditions. We have agreed to indemnify the dealer managers, and the dealer managers have agreed to indemnify us, against various liabilities, including various liabilities under the federal securities laws. The dealer managers may contact holders of DTV Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers and consent solicitations to beneficial holders. Questions regarding the terms of the exchange offers and dealer managers may be directed to the dealer managers at their addresses and telephone numbers listed on the back cover page of this prospectus. At any given time, the dealer managers may trade the DTV Notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the DTV Notes. Certain of the dealer managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the DTV Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers, as well as by officers and other employees of AT&T and its affiliates.

Tendering holders of DTV Notes will not be required to pay any fee or commission to the dealer managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE AT&T NOTES AND THE DTV NOTES

The following is a summary comparison of the material terms of the AT&T Notes and the DTV Notes that differ. The AT&T Notes issued in the applicable exchange offers will be governed by our Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to our Indenture and the DTV Indentures. Copies of those indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agents upon request.

The DTV Notes represent, as of the date of this prospectus, the only debt securities issued and outstanding under the DTV Indentures.

Other terms used in the comparison of the AT&T Notes and the DTV Notes below and not otherwise defined in this prospectus have the meanings given to those terms in our Indenture or the DTV Indentures, as applicable. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

The description of the DTV Notes reflects the DTV Notes as currently constituted and does not reflect any changes to the covenants and other terms of the DTV Notes or the DTV Indentures that may be effected following the consent solicitations as described under “The Proposed Amendments.” The summary of the DTV Notes reflects a summary of the 2009 DTV Indenture with any material differences in subsequent DTV Indentures noted.

	DTV Notes	AT&T Notes
Reports

Section 4.03 of the September 2009 DTV Indenture

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes of a Series are outstanding, DTV shall furnish to the Holders of Notes of such Series all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if DTV was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the certified public accountants of DTV; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to Holders of the Notes or the DTV Trustee. DTV shall also comply with the provisions of TIA §314(a).

(b) DTV shall provide the DTV Trustee with a sufficient number of copies of all reports and other documents and information that the DTV Trustee may be required to deliver to the Holders of the Notes under this Section.

Section 4.02 of our Indenture

AT&T agrees:

(a) to file with the Trustee, within 15 days after AT&T is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which AT&T may be required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if AT&T is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

	DTV Notes	AT&T Notes

(c) DTV will be deemed to have satisfied the requirements of paragraph (a) and (b) above if (i) any Parent (DIRECTV) files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, (ii) such Parent does not have any material assets or liabilities other than direct or indirect interests in DTV, and (iii) DTV is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by such Parent.

Material Differences noted in other DTV Indentures:

•       The March 2012 DTV Indenture (Section 4.03) and the September 2012 DTV Indenture (Section 1005) omit reference to the Parent’s lack of material assets or liabilities other than direct or indirect interests in DTV. This means the Parent can have assets other than DTV and still satisfy the reports requirement for DTV.

•       The Sixth Supplemental Indenture to the September 2012 DTV Indenture redefines “Parent” to mean (1) DIRECTV, (2) any direct or indirect Subsidiary of DIRECTV, and (3) following the merger of DIRECTV with and into Steam Merger Sub LLC, AT&T and any of its successors if AT&T and any successors guarantee the notes. This means AT&T reports can be used to satisfy the reports requirement for DTV.

(b) to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by AT&T with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c) to transmit by mail to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, to such Holders of Unregistered Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose and to all Holders of Securities whose names and addresses have been furnished to the Trustee pursuant to Section 2.07 (“Securityholder Lists; Ownership of Securities”), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by AT&T pursuant to subsections (a) and (b) of this Section 4.02 as may be required by rules and regulations prescribed from time to time by the SEC.

Limitation on Liens

Section 4.07 of the September 2009 DTV Indenture

DIRECTV Holdings LLC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or assume any Indebtedness for borrowed money that is secured by a Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

N/A Our Indenture does not have a “Limitation on Liens” provision.

DTV Notes	AT&T Notes

“Permitted Leans” means:

(a) Liens securing the Notes and Liens securing any Guarantee;

(b) Liens securing Purchase Money Indebtedness; provided that such Liens do not extend to any assets of DIRECTV Holdings LLC or DIRECTV Holdings LLC’s Subsidiaries other than the assets so acquired;

(c) Liens to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of instruction or improvement of property, plant or equipment or the purchase price or construction, improvement or launch of satellites (other than Existing Satellites) for use in the business of DIRECTV Holdings LLC or any Subsidiary of DIRECTV Holdings LLC; provided that such Liens do not apply to any assets other than the property acquired, constructed or improved or the satellite constructed, improved or launched (and in the case of any such satellite, other than any Existing Satellite, the related orbital slots, licenses and other related assets);

(d) Liens on property of a Person existing at the time such Person is merged into or consolidated with DIRECTV Holdings LLC or any Subsidiary of DIRECTV Holdings LLC; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(e) Liens on property of a Subsidiary of DIRECTV Holdings LLC at the time that it becomes a Subsidiary of DIRECTV Holdings LLC; provided that such Liens were not incurred in connection with, or contemplation of, such Subsidiary becoming a Subsidiary of DIRECTV Holdings LLC;

(f) Liens on property existing at the time of acquisition thereof by DIRECTV Holdings LLC or any Subsidiary of DIRECTV Holdings LLC; provided that such Liens

DTV Notes	AT&T Notes

were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of DIRECTV Holdings LLC or Subsidiary of DIRECTV Holdings LLC other than the property so acquired;

(g) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

(h) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date or incurred pursuant to commitments outstanding on the Issue Date;

(i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(j) any interest or title of a lessor under any obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP;

(k) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by DIRECTV Holdings LLC or any of its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(l) easements, rights-of-way, covenants, restrictions (including zoning restrictions),

DTV Notes	AT&T Notes

minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n) Liens not provided for in clauses (a) through (m) above securing Indebtedness incurred in compliance with the terms hereof so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis;

(o) extensions, renewals or refundings of any Liens referred to in clauses (a) through (n) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced; and

(p) other Liens arising in connection with DIRECTV Holdings LLC’s and its Subsidiaries’ Indebtedness, in an aggregate principal amount for DIRECTV Holdings LLC and its Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Lien is issued, created or assumed 15% of DIRECTV Holdings LLC’s total assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the DIRECTV Holdings LLC’s most recent consolidated balance sheet and computed in accordance with GAAP.

	DTV Notes	AT&T Notes
Additional Subsidiary Guarantees

Section 4.08 of the September 2009 DTV Indenture

If any of DIRECTV Holdings LLC’s Domestic Subsidiaries, including any Domestic Subsidiary that DIRECTV Holdings LLC or any of its Subsidiaries may organize, acquire or otherwise invest in after the date of hereof, that is not a Guarantor guarantees or becomes otherwise obligated under the Existing Notes or any credit agreement to which DIRECTV Holdings LLC and/or one or more of its Domestic Subsidiaries is party from time to time, then such Domestic Subsidiary shall (i) execute and deliver to the DTV Trustee a supplemental indenture in form reasonably satisfactory to the DTV Trustee pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of DTV’s obligations under the Notes and this Indenture on the terms set forth in Article 10 and (ii) deliver to the DTV Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary. Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes hereof; provided, however, that to the extent that a Domestic Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Guarantee, such Domestic Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that any such Guarantee shall be released as provided under the Section hereof governing the Release of Guarantees.

N/A Our Indenture does not have an “Additional Subsidiary Guarantees” provision.

	DTV Notes	AT&T Notes
Limitation on Sale and Leaseback Transactions

Section 4.11 of the September 2009 DTV Indenture

DIRECTV Holdings LLC will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person pursuant to which DIRECTV Holdings LLC or any of its Subsidiaries leases any property that has been or is to be sold or transferred by DIRECTV Holdings LLC or its Subsidiaries to such Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if DIRECTV Holdings LLC or such Subsidiary would be entitled to secure the property to be leased by a Lien (without equally and ratably securing the outstanding Notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “Attributable Debt”).

In addition, the following Sale and Leaseback Transactions shall not be subject to the limitation above and shall not be included in calculating Attributable Debt for purposes of Section 4.07 (“Limitation on Liens”):

(1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2) leases between only DIRECTV Holdings LLC and a Subsidiary of DIRECTV Holdings LLC or only between DIRECTV Holdings LLC’s Subsidiaries; and

(3) leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

N/A Our Indenture does not have a “Limitation on Sale and Leaseback Transaction” provision.

	DTV Notes	AT&T Notes
Organizational Existence

Section 4.09 of the September 2009 DTV Indenture

Subject to Article 5 (“Successors”) hereof and the proviso to this Section, DIRECTV Holdings LLC shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited liability company and, the corporate, limited liability company, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of DIRECTV Holdings LLC or any Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of DIRECTV Holdings LLC and its Subsidiaries; provided, however, that DIRECTV Holdings LLC shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary (other than the corporate existence of DIRECTV Financing Co., Inc.) if the Board of Directors of DIRECTV Holdings LLC shall determine that the preservation thereof is no longer desirable in the conduct of the business of DIRECTV Holdings LLC and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

N/A Our Indenture does not have an “Organizational Existence” covenant.

Change of Control and Ratings Decline

Section 4.10 of the September 2009 DTV Indenture

Upon the occurrence of a Change of Control Triggering Event with respect to a Series of Notes, DIRECTV Holdings LLC shall make an offer (a “Change of Control Offer”) to each Holder of Notes of such Series to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes of such Series at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, DIRECTV Holdings LLC

N/A Our Indenture does not have a “Change of Control and Ratings Decline” provision.

DTV Notes	AT&T Notes

shall mail a notice to each Holder of Notes of the applicable Series stating:

(1) that the Change of Control Offer is being made pursuant to this Section;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Notes not tendered will continue to accrue interest in accordance with the terms hereof;

(4) that, unless DIRECTV Holdings LLC defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6) that Holders whose Notes are being purchased only in part will be issued new Notes of such Series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof, and

(7) any other information material to such Holder’s decision to tender Notes.

DIRECTV Holdings LLC will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above and purchases

DTV Notes	AT&T Notes

all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

DIRECTV Holdings LLC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Triggering Event.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Change of Control” means the occurrence of any one of the following:

(1) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Parent (DIRECTV) or any direct or indirect Subsidiary that owns any of the Parent’s Capital Stock becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of DIRECTV Holdings LLC’s outstanding Voting Stock, measured by voting power rather than number of shares;

(2) the first day on which the majority of the members of DIRECTV Holdings LLC’s Board of Directors cease to be Continuing Directors; or

(3) the adoption of a plan relating to the liquidation or dissolution of DIRECTV Holdings LLC.

“Ratings Decline” means with respect to a Series of Notes within 60 days after the

DTV Notes	AT&T Notes

earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by DIRECTV Holdings LLC, any Parent or any direct or indirect Subsidiary that owns any of the Parent’s Capital Stock to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”), the rating of such Series of Notes shall be reduced by at least two Rating Agencies and the Notes of such Series shall be rated below Investment Grade by each of the Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the Notes of such series at the commencement of any Trigger Period, the Notes will be deemed to have had a Ratings Decline to below Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, DIRECTV Holdings LLC may appoint a replacement for such Rating Agency that is reasonably acceptable to the DTV Trustee.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch). In the event that the DIRECTV Holdings LLC shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

	DTV Notes	AT&T Notes
Events of Default

Section 6.01 of the September 2009 DTV Indenture

Each of the following constitutes an “Event of Default” with respect to each Series of Notes:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes of such Series;

(b) default in the payment when due of principal of or premium, if any, on the Notes of such Series at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply with the provisions of Section 4.10 (“Change of Control and Ratings Decline”) or Section 5.01 (“Merger, Consolidation or Sale of Assets”) hereof;

(d) default under any other provision of this Indenture or the Notes of such Series, which default remains uncured for 60 days after notice from the DTV Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes of such Series;

(e) there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by DIRECTV Holdings LLC and any of its Subsidiaries (or the payment of which is guaranteed by DIRECTV Holdings LLC and any of its Subsidiaries) other than the Indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) “Event of Default” under and as defined in any indenture governing any of the Existing Notes (but only for so long as the Existing Notes issued thereunder

Section 6.01 of our Indenture

An “Event of Default” occurs with respect to the Securities of any Series if:

(1) AT&T defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 90 days;

(2) AT&T defaults in the payment of the principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) AT&T fails to comply with any of its other agreements in the Securities of that Series, or in any supplemental indenture under which the Securities of that Series may have been issued or in the Indenture (other than an agreement included solely for the benefit of Series of Securities other than that Series) and the Default continues for the period and after the notice specified below;

(4) AT&T pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against AT&T in an involuntary case, (B) appoints a Custodian of AT&T or for all or substantially all of its property, or (C) orders the liquidation of AT&T, and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

DTV Notes	AT&T Notes

remain outstanding and such “Event of Default” has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by DIRECTV Holdings LLC and any of its Subsidiaries (or the payment of which is guaranteed by DIRECTV Holdings LLC or any of its Subsidiaries) other than the Indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g) failure by DIRECTV Holdings LLC and any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

(h) any Guarantee of a Significant Subsidiary with respect to the Notes of such Series shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of such Series of Notes;

(i) DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. or any Significant Subsidiary of DIRECTV Holdings LLC pursuant to or within the meaning of

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Securities of that Series notify AT&T (and the Trustee in the case of notification by such Holders) of the Default and AT&T does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

	DTV Notes	AT&T Notes

Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. or any Significant Subsidiary of DIRECTV Holdings LLC in an involuntary case; (ii) appoints a custodian of DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. or any Significant Subsidiary of DIRECTV Holdings LLC or for all or substantially all of the property of DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. or any Significant Subsidiary of the DIRECTV Holdings LLC; or (iii) orders the liquidation of DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. or any Significant Subsidiary of DIRECTV Holdings LLC, and the order or decree remains unstayed and in effect for 60 consecutive days.

Differences noted in other DTV Indentures:

•       The August 2010 DTV Indenture (Section 501) and the September 2012 DTV Indenture (Section 501) add as an event of default “any Event of Default provided with respect to Securities” created under the indenture.

Merger, Consolidation, and Sale of Assets

Section 5.01 of the September 2009 DTV Indenture

DIRECTV Holdings LLC shall not consolidate or merge with or into (whether or not DIRECTV Holdings LLC is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a) DIRECTV Holdings LLC is the surviving Person or the Person formed by or

Section 5.02 of our Indenture

AT&T may not consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any person, unless the person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia, the person assumes by supplemental indenture all the obligations of AT&T under this Indenture and the Securities and any coupons appertaining thereto, shall have provided for conversion

DTV Notes	AT&T Notes

surviving any such consolidation or merger (if other than DIRECTV Holdings LLC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than DIRECTV Holdings LLC) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of DIRECTV Holdings LLC pursuant to a supplemental indenture in form reasonably satisfactory to the DTV Trustee, under the Notes and this Indenture; and

(c) immediately after such transaction, no Default or Event of Default exists.

or exchange rights in accordance with the terms of any Securities contemplating conversion or exchange pursuant to Section 2.02(a)(14), and, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. The surviving, transferee or lessee corporation shall be the successor to AT&T and AT&T, except in the case of a lease, shall be relieved of all obligations under this Indenture and the Securities.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of DTV to (1) eliminate substantially all of the restrictive covenants in the DTV Indentures; (2) eliminate certain Events of Default due to (a) the cross-default triggered by (i) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (ii) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated, (b) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (c) failure to pay judgments aggregating $100 million or more within 60 days; and (3) eliminate the change of control and ratings decline covenant. If the proposed amendments described below are adopted with respect to any series of DTV Notes, the amendments will apply to all such DTV Notes of such series not tendered in the applicable exchange offer. Thereafter, all such DTV Notes will be governed by the relevant DTV Indenture as amended by the proposed amendments, which will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the DTV Indentures or those applicable to the AT&T Notes. In particular, holders of the DTV Notes under the amended DTV Indentures will no longer receive annual, quarterly and other reports from DTV. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the DTV Indentures will afford reduced protection to remaining holders of DTV Notes.”

The descriptions below of the provisions of the DTV Indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the DTV Indentures and the forms of supplemental indentures to the DTV Indentures that contain the proposed amendments in the event the Requisite Consents are obtained. Copies of the forms of supplemental indentures are attached as exhibits to the registration statement of which this prospectus forms a part.

The proposed amendments for each of the DTV Indentures with respect to each series of DTV Notes constitute a single proposal with respect to that series of notes, and a consenting holder of that series of DTV Notes must consent to the proposed amendments in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the DTV Indentures and related supplemental indentures for each series of DTV Notes, the proposed amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding DTV Notes of such series affected by the supplemental indenture. Any DTV Notes held by DTV or any person directly or indirectly controlling or controlled or under direct or indirect common control with DTV are not considered to be “outstanding” for this purpose.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of DTV Notes is:

Title of Series of DTV Notes	Principal Amount Outstanding
2.400% Senior Notes due 2017	$1,250,000,000
1.750% Senior Notes due 2018	$750,000,000
5.875% Senior Notes due 2019	$1,000,000,000
5.200% Senior Notes due 2020	$1,300,000,000
4.600% Senior Notes due 2021	$1,000,000,000
5.000% Senior Notes due 2021	$1,500,000,000
3.800% Senior Notes due 2022	$1,500,000,000
4.450% Senior Notes due 2024	$1,250,000,000
3.950% Senior Notes due 2025	$1,200,000,000
6.350% Senior Notes due 2040	$500,000,000
6.000% Senior Notes due 2040	$1,250,000,000
6.375% Senior Notes due 2041	$1,000,000,000
5.150% Senior Notes due 2042	$1,250,000,000

Total DTV U.S. Notes	$14,750,000,000

2.750% Senior Notes due 2023	€500,000,000

Total DTV Euro Notes	€500,000,000

4.375% Senior Notes due 2029	£750,000,000
5.200% Senior Notes due 2033	£350,000,000

Total DTV Sterling Notes	£1,100,000,000

The valid tender of a holder’s DTV Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consents with respect to all series of DTV Notes under the DTV Indentures have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, all of the sections or provisions listed below under the applicable DTV Indenture for that series of DTV Notes will be deleted (or modified as indicated).

•	Section 4.03 of the September 2009 DTV Indenture, Section 4.03 of the March 2010 DTV Indenture, Section 1005 of the August 2010 DTV Indenture and Section 2.13(h) of the Second Supplemental Indenture to the August 2010 DTV Indenture, Section 4.03 of the March 2012 DTV Indenture and Section 1005 of the September 2012 DTV Indenture—Reports

•	Section 4.07 of the September 2009 DTV Indenture, Section 4.07 of the March 2010 DTV Indenture, Section 1006 of the August 2010 DTV Indenture, Section 4.07 of the March 2012 DTV Indenture and Section 1006 of the September 2012 DTV Indenture—Limitation on Liens

•	Section 4.08 of the September 2009 DTV Indenture, Section 4.08 of the March 2010 DTV Indenture, Section 1007 of the August 2010 DTV Indenture, Section 4.08 of the March 2012 DTV Indenture and Section 1007 of the September 2012 DTV Indenture—Additional Subsidiary Guarantees

•	Section 4.09 of the September 2009 DTV Indenture, Section 4.09 of the March 2010 DTV Indenture, Section 1010 of the August 2010 DTV Indenture, Section 4.09 of the March 2012 DTV Indenture and Section 1010 of the September 2012 DTV Indenture—Organizational Existence

•	Section 4.10 of the September 2009 DTV Indenture, Section 4.10 of the March 2010 DTV Indenture, Section 2.8(b) of each of the First Supplemental Indenture and Second Supplemental Indenture to the August 2010 DTV Indenture, Section 4.10 of the March 2012 DTV Indenture and Section 1012 of the September 2012 DTV Indenture—Change of Control and Ratings Decline

•	Section 4.11 of the September 2009 DTV Indenture, Section 4.11 of the March 2010 DTV Indenture, Section 1008 of the August 2010 DTV Indenture, Section 4.11 of the March 2012 DTV Indenture and Section 1008 of the September 2012 DTV Indenture—Limitation on Sale and Leasebacks

•	Section 5.01 of the September 2009 DTV Indenture, Section 5.01 of the March 2010 DTV Indenture, Section 801 of the August 2010 DTV Indenture, Section 5.01 of the March 2012 DTV Indenture and Section 801 of the September 2012 DTV Indenture—Merger, Consolidation, and Sale of Assets (modified to (i) remove any restrictions on DIRECTV Holdings LLC’s selling, assigning, leasing, conveying or otherwise disposing of all or substantially of its properties or assets in one or more transactions and (ii) require only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than DIRECTV Holdings LLC) assumes all the obligations of DIRECTV Holdings LLC pursuant to a supplemental indenture in the form reasonably satisfactory to the DTV Trustee, under the corresponding DTV Notes and DTV Indenture)

•	Section 6.01(e), (f) and (g) of the September 2009 DTV Indenture, Section 6.01(e), (f) and (g) of the March 2010 DTV Indenture, Section 501(5), (6) and (7) of the August 2010 DTV Indenture, Section 6.01(e), (f) and (g) of the March 2012 DTV Indenture and Section 501(5), (6) and (7) of the September 2012 DTV Indenture—Events of Default (only as to the deletion of (1) the cross-default triggered by (a) payment defaults under any indebtedness of DIRECTV Holdings LLC or its subsidiaries aggregating $100 million or more or (b) an Event of Default under other DTV Notes whether or not those DTV Notes are accelerated; (2) the cross-acceleration triggered by the acceleration of any indebtedness, other than DTV Notes, of DIRECTV Holdings LLC or its subsidiaries, the principal amount of which aggregates $100 million or more and (3) failure to pay judgments aggregating $100 million or more within 60 days)

Conforming Changes, etc. The proposed amendments would amend the DTV Indentures, the DTV Notes and any exhibits thereto, to make certain conforming or other changes to the DTV Indentures, the DTV Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

Waiver. By consenting to the proposed amendments, you will be deemed to have waived any default, event of default or other consequence under the DTV Indentures for failure to comply with the terms of the provisions identified above. If the Requisite Consents are received and the supplemental indentures entered into, DTV does not intend to provide any further reports otherwise required under the provisions described in the first bullet above.

Effectiveness of Proposed Amendments

Assuming we have received the Requisite Consents with respect to all series of DTV Notes prior to the Expiration Date, the proposed amendments to the applicable DTV Indenture will become effective on the Settlement Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

FOREIGN EXCHANGE RISKS

Principal and interest payments of the AT&T Euro Notes and AT&T Sterling Notes are payable by us in the currency of the AT&T Euro Notes and AT&T Sterling Notes, respectively. An investment in the AT&T Euro Notes or the AT&T Sterling Notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the home currency), entails significant risks not associated with a similar investment in a security denominated in the home currency. These include the possibility of:

•	significant changes in rates of exchange between the home currency and the currency of the AT&T Euro Notes and AT&T Sterling Notes, and

•	the imposition or modification of foreign exchange controls with respect to the currency of the AT&T Euro Notes and AT&T Sterling Notes.

We have no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the GBP and the euro, have been highly volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the AT&T Euro Notes and AT&T Sterling Notes. Depreciation of the GBP or euro against the home currency could result in a decrease in the effective yield of the AT&T Euro Notes and AT&T Sterling Notes below the coupon rate, and in certain circumstances, could result in a loss to you on a home currency basis.

Under the terms of the Indenture under which the AT&T Euro Notes and AT&T Sterling Notes are to be issued, if either the GBP or euro ceases to exist when payments on the AT&T Euro Notes and AT&T Sterling Notes are due under any circumstances, AT&T may supplement the indenture to allow for payment in U.S. dollars, as applicable.

The AT&T Euro Notes and AT&T Sterling Notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the AT&T Euro Notes or AT&T Sterling Notes would be required to render the judgment in the currency of the AT&T Euro Notes or AT&T Sterling Notes, respectively. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the AT&T Euro Notes and AT&T Sterling Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the AT&T Euro Notes and AT&T Sterling Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the GBP or euro, as applicable, into U.S. dollars will depend upon various factors, including which court renders the judgment.

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the AT&T Euro Notes and AT&T Sterling Notes.

On February 17, 2016, the GBP/U.S.$ rate of exchange was £1 /U.S.$1.4294 and the euro/U.S.$ rate of exchange was €1 /U.S.$1.1128.

DESCRIPTION OF THE AT&T NOTES

For purposes of this section “Description of the AT&T Notes,” the terms “we,” “us,” “our” and “AT&T” shall refer to AT&T Inc. and not any of its subsidiaries. The terms of the AT&T Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the Indenture and the AT&T Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. See “Where You Can Find More Information.” Certain provisions of the AT&T Notes are unique to the specific monetary denomination, and holders of such a denomination should read the specific sub-description as relevant.

General

The AT&T Notes will be issued under our Indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee. The AT&T Notes will be our unsecured and unsubordinated obligations and will rank pari passu with all other indebtedness issued under our Indenture. The AT&T Notes will constitute sixteen separate series under the Indenture. The AT&T Notes will be issued in the form of one or more global notes (the “Global Notes”) in fully registered form, without coupons, and will be deposited on the Settlement Date with one of the three depositaries as detailed below.

Description of the AT&T U.S. Notes

General

We will issue the AT&T U.S. Notes in fully registered form only and in minimum denominations of $2,000 and integral multiples of $1,000 thereafter.

We may issue definitive AT&T U.S. Notes in the limited circumstances set forth in “—Form and Title” below. If we issue definitive AT&T U.S. Notes, principal of and interest on the AT&T U.S. Notes will be payable in the manner described below, the transfer of the AT&T U.S. Notes will be registrable, and the AT&T U.S. Notes will be exchangeable for notes bearing identical terms and provisions, at the office of The Bank of New York Mellon Trust Company, N.A., the paying agent and registrar for the AT&T U.S. Notes, currently located at 601 Travis Street, 16th Floor, Houston, Texas 77002. However, payment of interest, other than interest at maturity, or upon redemption, may be made by check mailed to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding this, (1) the depositary, as holder of the AT&T U.S. Notes, or (2) a holder of more than $5 million in aggregate principal amount of AT&T U.S. Notes in definitive form can require the paying agent to make payments of interest, other than interest due at maturity, or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions as long as the paying agent receives the instructions not less than ten days prior to the applicable interest payment date. The principal and interest payable in U.S. dollars on an AT&T U.S. Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of an AT&T U.S. Note at the office of the paying agent.

For purposes of the AT&T U.S. Notes, a business day means a business day in The City of New York and London.

The AT&T U.S. Notes offered by this registration statement will bear interest at the rate as specified in the table below and will mature as specified below.

Title of Series	Interest Rate	Maturity Date	Interest Accrues From
2.400% Global Notes due 2017	2.400%	March 15, 2017	March 15, 2016
1.750% Global Notes due 2018	1.750%	January 15, 2018	January 15, 2016
5.875% Global Notes due 2019	5.875%	October 1, 2019	October 1, 2015
5.200% Global Notes due 2020	5.200%	March 15, 2020	March 15, 2016
4.600% Global Notes due 2021	4.600%	February 15, 2021	February 15, 2016
5.000% Global Notes due 2021	5.000%	March 1, 2021	March 1, 2016
3.800% Global Notes due 2022	3.800%	March 15, 2022	March 15, 2016
4.450% Global Notes due 2024	4.450%	April 1, 2024	October 1, 2015
3.950% Global Notes due 2025	3.950%	January 15, 2025	January 15, 2016
6.350% Global Notes due 2040	6.350%	March 15, 2040	March 15, 2016
6.000% Global Notes due 2040	6.000%	August 15, 2040	February 15, 2016
6.375% Global Notes due 2041	6.375%	March 1, 2041	March 1, 2016
5.150% Global Notes due 2042	5.150%	March 15, 2042	March 15, 2016

We will pay interest on the AT&T U.S. Notes to the person in whose name the AT&T U.S. Notes are registered as follows.

Title of Series	Interest Payable Date(s)	Registered Holders Date(s)
2.400% Global Notes due 2017	March 15 and September 15	March 1 and September 1
1.750% Global Notes due 2018	January 15 and July 15	January 1 and July 1
5.875% Global Notes due 2019	April 1 and October 1	March 15 and September 15
5.200% Global Notes due 2020	March 15 and September 15	March 1 and September 1
4.600% Global Notes due 2021	February 15 and August 15	February 1 and August 1
5.000% Global Notes due 2021	March 1 and September 1	February 15 and August 15
3.800% Global Notes due 2022	March 15 and September 15	March 1 and September 1
4.450% Global Notes due 2024	April 1 and October 1	March 15 and September 15
3.950% Global Notes due 2025	January 15 and July 15	January 1 and July 1
6.350% Global Notes due 2040	March 15 and September 15	March 1 and September 1
6.000% Global Notes due 2040	February 15 and August 15	February 1 and August 1
6.375% Global Notes due 2041	March 1 and September 1	February 15 and August 15
5.150% Global Notes due 2042	March 15 and September 15	March 1 and September 1

Optional Redemption of the AT&T U.S. Notes

Except for the February 2021 U.S. Notes, 2024 U.S. Notes, 2025 U.S. Notes and August 2040 U.S. Notes, each series of the AT&T U.S. Notes may be redeemed as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the AT&T U.S. Notes of such series to be redeemed. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the AT&T U.S. Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date.

Title of Series	Make-Whole Spread
2.400% Global Notes due 2017	25 bps
1.750% Global Notes due 2018	20 bps
5.875% Global Notes due 2019	40 bps
5.200% Global Notes due 2020	25 bps
5.000% Global Notes due 2021	25 bps
3.800% Global Notes due 2022	30 bps
6.350% Global Notes due 2040	30 bps
6.375% Global Notes due 2041	30 bps
5.150% Global Notes due 2042	35 bps

The February 2021 U.S. Notes

At any time prior to November 15, 2020, the February 2021 U.S. Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the February 2021 U.S. Notes. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the February 2021 U.S. Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 30 basis points. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date. At any time on or after November 15, 2020, the February 2021 U.S. Notes may be redeemed, in whole or in part, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the February 2021 U.S. Notes, at a redemption price equal to 100% of the principal amount of the February 2021 U.S. Notes to be redeemed. Accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

The 2024 U.S. Notes

At any time prior to January 1, 2024, the 2024 U.S. Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the 2024 U.S. Notes. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the 2024 U.S. Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 30 basis points. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date. At any time on or after January 1, 2024, the 2024 U.S. Notes may be redeemed, in whole or in part, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the 2024 U.S. Notes, at a redemption price equal to 100% of the principal amount of the 2024 U.S. Notes to be redeemed. Accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

The 2025 U.S. Notes

At any time prior to October 15, 2024, the 2025 U.S. Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the 2025 U.S. Notes. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the 2025 U.S. Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 30 basis points. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date. At any time on or after October 15, 2024, the 2025 U.S. Notes may be redeemed, in whole or in part, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the 2025 U.S. Notes, at a redemption price equal to 100% of the principal amount of the 2025 U.S. Notes to be redeemed. Accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

The August 2040 U.S. Notes

At any time prior to May 15, 2040, the August 2040 U.S. Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the August 2040 U.S. Notes. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the August 2040 U.S. Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 35 basis points. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date. At any time on or after May 15, 2040, the August 2040 U.S. Notes may be redeemed, in whole or in part, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the August 2040 U.S. Notes, at a redemption price equal to 100% of the principal amount of the August 2040 U.S. Notes to be redeemed. Accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

Certain Definitions and Other Terms for the AT&T U.S. Notes

“Treasury Rate” means, with respect to any redemption date for the AT&T U.S. Notes, the rate per annum equal to the semiannual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, as determined by us or an Independent Investment Banker appointed by us.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the AT&T U.S. Notes of that series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such AT&T U.S. Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers, appointed by AT&T.

“Comparable Treasury Price” means, with respect to any redemption date for a series of the AT&T U.S. Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if AT&T obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for a series of the AT&T U.S. Notes, the average, as determined by AT&T, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to AT&T by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates and, at the option of AT&T, one other nationally recognized investment banking firm that is a primary U.S. Government Securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, AT&T will substitute therefor another Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each AT&T U.S. Notes of a series to be redeemed, the remaining scheduled payments of principal of and interest on such AT&T U.S. Notes that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the applicable series of AT&T U.S. Notes, the amount of the next succeeding scheduled interest payment on the AT&T U.S. Notes will be reduced by the amount of interest accrued on the AT&T U.S. Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the AT&T U.S. Notes or any portion of the AT&T U.S. Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the AT&T U.S. Notes to be redeemed on that date.

In the case of any partial redemption, selection of the AT&T U.S. Notes of a series to be redeemed will be made in accordance with applicable procedures of DTC.

Form and Title

The AT&T U.S. Notes of each series will be issued in the form of one or more fully registered Global Notes which will be deposited with, or on behalf of, The Depository Trust Company, known as DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the AT&T U.S. Notes represented by the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the AT&T U.S. Notes represented by the Global Notes through either DTC (in the United States), Clearstream Luxembourg, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the names of their respective U.S. depositaries on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear. Except under circumstances described below, the AT&T U.S. Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the Global Notes.

So long as the depositary or its nominee is the registered owner of the Global Notes, the depositary or its nominee will be considered the sole owner or holder of the AT&T U.S. Notes represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have the AT&T U.S. Notes represented by the Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the AT&T U.S. Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

Principal and interest payments on the AT&T U.S. Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Notes. None of us, the Trustee, any paying agent or registrar for the AT&T U.S. Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

We expect that the depositary for the AT&T U.S. Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in the Global Notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.

If the depositary is at any time unwilling or unable to continue as depositary for the Global Notes of a series and a successor depositary is not appointed by us within 90 days, we will issue the AT&T U.S. Notes of that series in definitive form in exchange for the Global Notes of that series. We will also issue the AT&T U.S. Notes in definitive form in exchange for the Global Notes of that series if an event of default has occurred with regard to the AT&T U.S. Notes represented by the Global Notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the AT&T U.S. Notes of a series represented by the Global Notes and, in that event, will issue the AT&T U.S. Notes of that series in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of the AT&T U.S. Notes represented by the Global Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. The AT&T U.S. Notes so issued in definitive form will be issued as registered in minimum denominations of $2,000 and integral multiples of $1,000 thereafter, unless otherwise specified by us. Our definitive form of the AT&T U.S. Notes can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Global Clearance and Settlement Procedures

Initial settlement for the AT&T U.S. Notes will be made in same-day U.S. dollar funds.

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the AT&T U.S. Notes settled during the processing will be reported to the relevant Clearstream Luxembourg or Euroclear participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of AT&T U.S. Notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream Luxembourg and Euroclear will follow the foregoing procedures in order to facilitate transfers of AT&T U.S. Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

Notices

Notices to holders of the AT&T U.S. Notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.

Prescription Period

Any money that we deposit with the Trustee or any paying agent for the payment of principal or any interest on any Global Note of any series that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the Global Note will be able to seek any payment to which that holder may be entitled to collect only from us.

Description of the AT&T Euro Notes

General

We will issue the AT&T Euro Notes in fully registered form only and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

We may issue definitive AT&T Euro Notes in the limited circumstances set forth in “—Certificated Notes” below. If we issue definitive AT&T Euro Notes, principal of and interest on the AT&T Euro Notes will be payable in the manner described below, the transfer of the AT&T Euro Notes will be registrable, and the AT&T Euro Notes will be exchangeable for notes bearing identical terms and provisions, at the office of The Bank of New York Mellon (London Branch), the paying agent and registrar for the AT&T Euro Notes pursuant to a paying agent agreement to be entered into in connection with the offering of the AT&T Euro Notes, currently located at The Bank of New York Mellon (London Branch), One Canada Square, London E14 5AL. However, payment of interest, other than interest at maturity, or upon redemption, may be made by check mailed to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding this, (1) the depositary, as holder of the AT&T Euro Notes, or (2) a holder of more than €5 million in aggregate principal amount of AT&T Euro Notes in definitive form can require the paying agent to make payments of interest, other than interest due at maturity, or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions as long as the paying agent receives the instructions not less than ten days prior to the applicable interest payment date. Under the terms of the Indenture, if the euro ceases to exist when payments on the AT&T Euro Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on an AT&T Euro Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of an AT&T Euro Note at the office of the paying agent.

For purposes of the AT&T Euro Notes, a business day means any day other than a Saturday or Sunday and that, in the City of New York or London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.

The 2023 Euro Notes offered by this registration statement will initially be limited to €500,000,000 aggregate principal amount and will bear interest at the rate of 2.750% per annum. We will pay interest on our 2023 Euro Notes annually in arrears on each May 19, commencing on May 19, 2016, to the persons in whose names our 2023 Euro Notes are registered at the close of business on the business day preceding the interest payment date. The 2023 Euro Notes will mature on May 19, 2023.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption of the AT&T Euro Notes

The 2023 Euro Notes may be redeemed as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the 2023 Euro Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the 2023 Euro Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) and 25 basis points. In either case, accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the 2023 Euro Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the applicable Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by us or an investment bank appointed by us.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the 2023 Euro Notes, or if AT&T or an investment bank appointed by AT&T considers that such similar bond is not in issue, such other German government bond as AT&T or an investment bank appointed by AT&T, with the advice of three brokers of, and/or market makers in, German government bonds selected by AT&T or an investment bank appointed by AT&T, determine to be appropriate for determining such Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each 2023 Euro Note, the remaining scheduled payments of principal of and interest on such 2023 Euro Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the 2023 Euro Notes, the amount of the next succeeding scheduled interest payment on the 2023 Euro Notes will be reduced by the amount of interest accrued on the 2023 Euro Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the 2023 Euro Notes or any portion of the 2023 Euro Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2023 Euro Notes to be redeemed on that date.

In the case of any partial redemption, selection of the 2023 Euro Notes to be redeemed will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate.

Global Clearance and Settlement

The AT&T Euro Notes will be issued in the form of one or more Global Notes in fully registered form, without coupons, and will be deposited on the Settlement Date with a common depositary for, and in respect of interests held through, Euroclear, and Clearstream Luxembourg. Except as described herein, certificates will not be issued in exchange for beneficial interests in the Global Notes.

Except as set forth below, the AT&T Euro Notes represented by the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream Luxembourg or their respective nominees.

Beneficial interests in the AT&T Euro Notes represented by the Global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream Luxembourg. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold AT&T Euro Notes directly through Euroclear or Clearstream Luxembourg, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the Global Notes will not be entitled to have AT&T Euro Notes registered in their names, and will not receive or be entitled to receive physical delivery of AT&T Euro Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the AT&T Euro Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in Global Notes.

Persons who are not Euroclear or Clearstream Luxembourg participants may beneficially own AT&T Euro Notes held by the common depositary for Euroclear and Clearstream Luxembourg only through direct or indirect participants in Euroclear and Clearstream Luxembourg. So long as the common depositary for Euroclear and

Clearstream Luxembourg is the registered owner of the Global Note, the common depositary for all purposes will be considered the sole holder of the AT&T Euro Notes represented by the Global Note under the Indenture and the Global Notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the Global Notes and a successor depositary is not appointed by us within 90 days, we will issue the AT&T Euro Notes in definitive form in exchange for the applicable Global Notes. We will also issue the AT&T Euro Notes in definitive form in exchange for the Global Notes if an event of default has occurred with regard to the AT&T Euro Notes represented by the Global Notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the AT&T Euro Notes represented by the Global Notes and, in that event, will issue the AT&T Euro Notes in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of the AT&T Euro Notes represented by the Global Notes equal in principal amount to such beneficial interest and to have such AT&T Euro Notes registered in its name. The AT&T Euro Notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. Our definitive form of the AT&T Euro Notes can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Euroclear and Clearstream Luxembourg Arrangements

So long as Euroclear or Clearstream Luxembourg or their nominee or their common depositary is the registered holder of the Global Notes, Euroclear, Clearstream Luxembourg or such nominee, as the case may be, will be considered the sole owner or holder of the AT&T Euro Notes represented by such Global Notes for all purposes under the Indenture and the AT&T Euro Notes. Payments of principal, interest and additional amounts, if any, in respect of the Global Notes will be made to Euroclear, Clearstream Luxembourg or such nominee, as the case may be, as registered holder thereof. None of us, the Trustee, any dealer manager and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the AT&T Euro Notes represented by the Global Notes will be credited in euro to the extent received by Euroclear or Clearstream Luxembourg from the Trustee to the cash accounts of Euroclear or Clearstream Luxembourg customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream Luxembourg can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the Global Notes through Euroclear and Clearstream Luxembourg will be reflected in the book-entry accounts of each such institution. As necessary, the Registrar will adjust the amounts of the Global Notes on the register (the “Register”) for the accounts of the common depositary to reflect the amounts of Notes held through Euroclear and Clearstream Luxembourg, respectively.

Initial Settlement

Investors holding their AT&T Euro Notes through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. AT&T Euro Notes will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any AT&T Euro Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the AT&T Euro Notes held through Euroclear or Clearstream Luxembourg to purchasers of book-entry interests in the Global Notes through Euroclear or Clearstream Luxembourg will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the AT&T Euro Notes through Euroclear and Clearstream Luxembourg on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream Luxembourg on the same business day as in the United States. U.S. investors who wish to transfer their interests in the AT&T Euro Notes, or to make or receive a payment or delivery of the AT&T Euro Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream Luxembourg is used.

Euroclear and Clearstream Luxembourg will credit payments to the cash accounts of Euroclear participants or Clearstream Luxembourg customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Euroclear participant or Clearstream Luxembourg customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of the AT&T Euro Notes among participants of Euroclear and Clearstream Luxembourg. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Description of the AT&T Sterling Notes

General

We will issue the AT&T Sterling Notes in fully registered form only and in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.

We may issue definitive AT&T Sterling Notes in the limited circumstances set forth in “—Certificated Notes” below. If we issue definitive AT&T Sterling Notes, principal of and interest on the AT&T Sterling Notes will be payable in the manner described below, the transfer of the AT&T Sterling Notes will be registrable, and the AT&T Sterling Notes will be exchangeable for notes bearing identical terms and provisions, at the office of

The Bank of New York Mellon Trust Company, N.A., the paying agent and registrar for the AT&T Sterling Notes, currently located at c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. However, payment of interest, other than interest at maturity, or upon redemption, may be made by check mailed to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding this, (1) the depositary, as holder of the AT&T Sterling Notes, or (2) a holder of more than $5 million in aggregate principal amount of AT&T Sterling Notes in definitive form can require the paying agent to make payments of interest, other than interest due at maturity, or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions as long as the paying agent receives the instructions not less than ten days prior to the applicable interest payment date. Under the terms of the Indenture, if the GBP ceases to exist when payments on the AT&T Sterling Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on an AT&T Sterling Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of an AT&T Sterling Note at the office of the paying agent.

For purposes of the AT&T Sterling Notes, a business day means any day other than a Saturday or Sunday and that, in the City of New York or London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the TARGET System, or any successor thereto, operates.

The 2029 Sterling Notes offered by this registration statement will initially be limited to £750,000,000 aggregate principal amount and will bear interest at the rate of 4.375% per annum and the 2033 Sterling Notes offered by this registration statement will initially be limited to £350,000,000 aggregate principal amount and will bear interest at the rate of 5.200% per annum. We will pay interest on our 2029 Sterling Notes annually in arrears on September 14, commencing on September 14, 2016, to the persons in whose names our 2029 Sterling Notes are registered at the close of business on the business day preceding the interest payment date. The 2029 Sterling Notes will mature on September 14, 2029. We will pay interest on our 2033 Sterling Notes annually in arrears on November 18, commencing on November 18, 2016, to the persons in whose names our 2033 Sterling Notes are registered at the close of business on the business day preceding the interest payment date. The 2033 Sterling Notes will mature on November 18, 2033.

Interest on the AT&T Sterling Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the AT&T Sterling Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption of the AT&T Sterling Notes

The AT&T Sterling Notes may be redeemed as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the AT&T Sterling Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the AT&T Sterling Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) and for the 2029 Sterling Notes, 35 basis points and for the 2033 Sterling Notes, 25 basis points. In either case, accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the AT&T Sterling Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by us or an investment bank appointed by us.

“Reference Bond” means, in relation to any Treasury Rate calculation, a United Kingdom government bond whose maturity is closest to the maturity of the AT&T Sterling Notes, or if AT&T or an investment bank appointed by AT&T considers that such similar bond is not in issue, such other United Kingdom government bond as AT&T or an investment bank appointed by AT&T, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by AT&T or an investment bank appointed by AT&T, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each AT&T Sterling Note to be redeemed, the remaining scheduled payments of principal of and interest on the AT&T Sterling Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to an AT&T Sterling Note, the amount of the next succeeding scheduled interest payment on the AT&T Sterling Note will be reduced by the amount of interest accrued on the AT&T Sterling Note to the redemption date.

On and after the redemption date, interest will cease to accrue on the AT&T Sterling Notes or any portion of the AT&T Sterling Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the AT&T Sterling Notes to be redeemed on that date.

In the case of any partial redemption, selection of the AT&T Sterling Notes of a series to be redeemed will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate.

Global Clearance and Settlement

The AT&T Sterling Notes of each series will be issued in the form of one or more Global Notes in fully registered form, without coupons, and will be deposited on the Settlement Date with a common depositary for, and in respect of interests held through, Euroclear and Clearstream Luxembourg. Except as described herein, certificates will not be issued in exchange for beneficial interests in the Global Notes.

Except as set forth below, the AT&T Sterling Notes represented by the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream Luxembourg or their respective nominees.

Beneficial interests in the AT&T Sterling Notes represented by the Global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream Luxembourg. Those beneficial interests will be in denominations of £100,000 and integral multiples of £1,000 in excess thereof. Investors may hold AT&T Sterling Notes directly through Euroclear or Clearstream Luxembourg, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the Global Notes will not be entitled to have AT&T Sterling Notes registered in their names, and will not receive or be entitled to receive physical delivery of AT&T Sterling Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the AT&T Sterling Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in Global Notes.

Persons who are not Euroclear or Clearstream Luxembourg participants may beneficially own AT&T Sterling Notes held by the common depositary for Euroclear and Clearstream Luxembourg only through direct or indirect participants in Euroclear and Clearstream Luxembourg. So long as the common depositary for Euroclear and Clearstream Luxembourg is the registered owner of the Global Note, the common depositary for all purposes will be considered the sole holder of the AT&T Sterling Notes represented by the Global Note under the Indenture and the Global Notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the Global Notes and a successor depositary is not appointed by us within 90 days, we will issue the AT&T Sterling Notes in definitive form in exchange for the applicable Global Notes. We will also issue the AT&T Sterling Notes in definitive form in exchange for the Global Notes if an event of default has occurred with regard to the AT&T Sterling Notes represented by the Global Notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the AT&T Sterling Notes represented by the Global Notes and, in that event, will issue the AT&T Sterling Notes in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of the AT&T Sterling Notes represented by the Global Notes equal in principal amount to such beneficial interest and to have such AT&T Sterling Notes registered in its name. The AT&T Sterling Notes so issued in definitive form will be issued as registered in minimum denominations of £100,000 and integral multiples of £1,000 thereafter, unless otherwise specified by us. Our definitive form of the AT&T Sterling Notes can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream Luxembourg or their nominee or their common depositary is the registered holder of the Global Notes, Euroclear, Clearstream Luxembourg or such nominee, as the case may be, will be considered the sole owner or holder of the AT&T Sterling Notes represented by such Global Notes for all purposes under the Indenture and the AT&T Sterling Notes. Payments of principal, interest and additional amounts, if any, in respect of the Global Notes will be made to Euroclear, Clearstream Luxembourg or such nominee, as the case may be, as registered holder thereof. None of us, the Trustee, any dealer manager and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the AT&T Sterling Notes represented by the Global Notes will be credited in GBP to the extent received by Euroclear or Clearstream Luxembourg from the Trustee to the cash accounts of Euroclear or Clearstream Luxembourg customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream Luxembourg can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the Global Notes through Euroclear and Clearstream Luxembourg will be reflected in the book-entry accounts of each such institution. As necessary, the Registrar will adjust the amounts of the Global Notes on the Register for the accounts of the common depositary to reflect the amounts of Notes held through Euroclear and Clearstream Luxembourg, respectively.

Initial Settlement

Investors holding their AT&T Sterling Notes through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional GBP bonds in registered form. AT&T Sterling Notes will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any AT&T Sterling Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the AT&T Sterling Notes held through Euroclear or Clearstream Luxembourg to purchasers of book-entry interests in the Global Notes through Euroclear or Clearstream Luxembourg will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using the procedures applicable to conventional GBP bonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the AT&T Sterling Notes through Euroclear and Clearstream Luxembourg on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream Luxembourg on the same business day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the AT&T Sterling Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream Luxembourg is used.

Euroclear and Clearstream Luxembourg will credit payments to the cash accounts of Euroclear participants or Clearstream Luxembourg customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Euroclear participant or Clearstream Luxembourg customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of the AT&T Sterling Notes among participants of Euroclear and Clearstream Luxembourg. However,

they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The Clearing Systems

DTC. The depositary has advised us as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (including the dealer managers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream Luxembourg. Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the dealer managers. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to each series of the AT&T Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear. Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium as the “Euroclear operator.”

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between

Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related operating procedures of the Euroclear System, and applicable Belgian law, which are collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of notes and cash within Euroclear, withdrawals of notes and cash from Euroclear, and receipts of payments with respect to notes in Euroclear. All notes in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to each series of the AT&T Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the AT&T Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the AT&T Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the AT&T Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or

(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;

(2) to any holder that is not the sole beneficial owner of the AT&T Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the AT&T Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any AT&T Note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the AT&T Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The AT&T Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

Any reference in the terms of the AT&T Notes of each series to any amounts in respect of the AT&T Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any AT&T Notes as described herein under the heading “—Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after             , 2016 (the Settlement Date) or (b) a taxing authority of the United States takes an action on or after             , 2016 (the Settlement Date), whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the AT&T Notes on any interest payment date on not less than 30 nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “—Payment of Additional Amounts” and we shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the AT&T Notes pursuant to their terms.

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the AT&T Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the AT&T Notes of the applicable series. Any further AT&T Notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law

The AT&T Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell our assets, the other company may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of a State or the District of Columbia or under federal law.

•	The company we merge into or sell to must agree to be legally responsible for our debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the AT&T Notes, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the AT&T Notes. Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Your Approval. First, there are changes that cannot be made to your AT&T Notes without your specific approval. The following is a list of those types of changes:

•	to reduce the percentage of holders of AT&T Notes who must consent to a waiver or amendment of the Indenture;

•	to reduce the rate of interest on any AT&T Note or change the time for payment of interest;

•	to reduce the principal due on any AT&T Note or change the fixed maturity of any security;

•	to waive a default in the payment of principal or interest on any AT&T Note;

•	to change the currency of payment on an AT&T Note, unless the AT&T Note provides for payment in a currency that ceases to exist;

•	in the case of convertible or exchangeable AT&T Notes, to make changes to your conversion or exchange rights that would be adverse to your interests;

•	to change the right of holders to waive an existing default by majority vote;

•	to reduce the amount of principal or interest payable to you following a default or change your conversion or exchange rights, or impair your right to sue for payment; and

•	to make any change to this list of changes that requires your specific approval.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the AT&T Notes is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the AT&T Notes. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain your individual consent to the waiver.

Changes Not Requiring Your Approval. The third type of change does not require any vote by holders of AT&T Notes. This type is limited to clarifications of ambiguous contract terms and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount AT&T Notes, we will use the principal amount that would be due and payable on the voting date if the maturity of the AT&T Notes were accelerated to that date because of a default.

•	For AT&T Notes denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

AT&T Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. An AT&T Note does not cease to be outstanding because we or an affiliate of us is holding the AT&T Note.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding AT&T Notes that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series of AT&T Notes, that vote or action may be taken only by persons who are holders of outstanding AT&T Notes of that series on the record date and must be taken within 90 days following the record date.

“Street Name” and other indirect holders, including holders of any AT&T Notes issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the AT&T Notes of any series if we make a deposit for you with the Trustee. The deposit must be held in trust for your benefit and the benefit of all other direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable AT&T Notes, unless we provide for it in the terms of these AT&T Notes.

If we accomplish full discharge, as described above, you will have to rely solely on the trust deposit for repayment of the AT&T Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the Trustee and you against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the Trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The AT&T Notes are not secured by any of our property or assets. Accordingly, your ownership of AT&T Notes means you are one of our unsecured creditors. The AT&T Notes are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the Trustee has a right to receive payment for its administrative services prior to any payment to holders of the AT&T Notes after a default.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of the AT&T Notes means any of the following:

•	We fail to make any interest payment on the AT&T Notes when it is due, and we do not cure this default within 90 days.

•	We fail to make any payment of principal when it is due at the maturity of any AT&T Note or upon redemption.

•	We fail to comply with any of our other agreements regarding a particular series of AT&T Notes or with a supplemental indenture, and after we have been notified of the default by the Trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs

You and the Trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the Trustee or the holders of 25% in principal amount of the AT&T Notes of the affected series may declare the entire principal amount of and any accrued interest on all the AT&T Notes of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the AT&T Notes of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the Trustee will have some special duties. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the Trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. This is called an “indemnity.” If the Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of the AT&T Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture.

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the AT&T Notes, the following must occur:

•	You must give the Trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding AT&T Notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	During the 60-day period, the holders of a majority in principal amount of the AT&T Notes of that series do not give the Trustee a direction inconsistent with the request.

However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your AT&T Note on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of AT&T Notes may waive a default for all the relevant series. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your AT&T Note, however, without your individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the Trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all securities under it, or else specifying any default.

The Trustee may withhold from you notice of any uncured default, except for payment defaults, if it determines that withholding notice is in your interest.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to make or cancel a declaration of acceleration.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences (i) of the exchange of DTV Notes for the AT&T Notes pursuant to the exchange offers, (ii) of the ownership of the AT&T Notes acquired in the exchange offers, and (iii) to holders of DTV Notes that do not tender their DTV Notes pursuant to the exchange offers. It applies to you only if (i) you participate in the exchange offers, you acquire your AT&T Notes in the exchange offers and you hold your DTV Notes and AT&T Notes as capital assets for U.S. federal income tax purposes or (ii) you do not participate in the exchange offers and you hold your DTV Notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	banks,

•	life insurance companies,

•	tax exempt organizations,

•	persons subject to the alternative minimum tax,

•	persons that hold the DTV Notes or the AT&T Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

•	persons that purchase or sell the DTV Notes or the AT&T Notes as part of a wash sale for tax purposes, and

•	U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds the DTV Notes or the AT&T Notes, the tax treatment of a partner in the partnership generally would depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the DTV Notes or the AT&T Notes, you should consult your tax advisor regarding the tax consequences of the exchange offers and the ownership of AT&T Notes.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. In addition, this summary does not address any tax consequences arising out of the laws of any state, local or foreign jurisdiction.

Please consult your own tax advisor concerning the consequences of the exchange offers and of owning the AT&T Notes, or of retaining the DTV Notes, in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of the DTV Notes and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “Non-U.S. Holders” below.

The Exchange Offers

Characterization of the Exchange of DTV Notes for AT&T Notes. The exchange of the DTV Notes for the AT&T Notes pursuant to the exchange offers would constitute a taxable disposition of the DTV Notes for U.S. federal income tax purposes if the exchange results in a “significant modification” of the DTV Notes. Treasury regulations provide that the substitution of a new obligor on a recourse debt instrument generally is a significant modification. As a result, under the Treasury regulations described above, the exchange of the DTV Notes for the AT&T Notes pursuant to the exchange offers should constitute a significant modification of the terms of the DTV Notes under the “change in obligor” test.

Tax Consequences of the Early Participation Premium. The tax treatment of the portion of the Total Consideration attributable to the Early Participation Premium is uncertain. The portion of the Total Consideration attributable to the Early Participation Premium may be treated as additional consideration received for the DTV Notes, in which case the Early Participation Premium would be taken into account in determining your gain or loss in respect of the exchange. The portion of the Total Consideration attributable to the Early Participation Premium could conceivably be treated, however, as a separate fee, in which case the portion of the Total Consideration attributable to the Early Participation Premium would be treated as ordinary income and separately taxable. While the proper treatment of the portion of the Total Consideration attributable to the Early Participation Premium is not free from doubt, we intend to take the position that the portion of the Total Consideration attributable to the Early Participation Premium is paid to you as consideration for the DTV Notes and, except as otherwise noted below, the remainder of this discussion assumes that the portion of the Total Consideration attributable to the Early Participation Premium will be so treated.

General Tax Consequences of Exchange of DTV Notes for AT&T Notes. You will recognize gain or loss on the exchange of DTV Notes for AT&T Notes in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the DTV Notes. The amount you realize in the exchange will equal the sum of (a) the issue price of the AT&T Notes you receive in the exchange (determined in the manner described below), (b) any Early Participation Premium that you receive in the exchange and (c) any cash that you receive lieu of fractional amounts of AT&T Notes, minus (d) the accrued and unpaid interest on the DTV Notes at the time of the exchange.

Your adjusted tax basis in your DTV Notes will generally be the U.S. dollar cost of such notes, increased by any market discount previously included in income with respect to your DTV Notes and decreased (but not below zero) by bond premium that you have amortized with respect to the DTV Notes.

Except as described below with respect to changes in exchange rates and accrued market discount, gain or loss generally will be capital gain or loss, and would be long-term capital gain or loss if your holding period for the DTV Notes is more than one year at the time of the exchange. Capital gain of a non-corporate U.S. holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You will be considered to have acquired a DTV Note with market discount if the stated principal amount of such DTV Note exceeded your initial tax basis for such DTV Note by more than a de minimis amount. If your DTV Notes were acquired with market discount, any gain that you recognize on the exchange of DTV Notes for the AT&T Notes would be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Amounts received as payment in respect to accrued and unpaid interest on DTV Notes exchanged for AT&T Notes would be treated as ordinary income for U.S. federal income tax purposes to the extent not previously included in income.

Exchange of DTV Euro Notes or DTV Sterling Notes for AT&T Euro Notes or AT&T Sterling Notes. In determining the gain or loss you will recognize on the exchange of DTV Euro Notes and DTV Sterling Notes for AT&T Euro Notes or AT&T Sterling Notes, respectively, the amount of euros or GBP received will equal the sum of (a) the issue price of such AT&T Notes you receive in the exchange (determined in the manner described below), (b) the U.S. dollar value of any euros or GBP that you receive as Early Participation Premium in the exchange and (c) the U.S. dollar value of any euros or GBP that you receive in lieu of fractional amounts of AT&T Notes, minus (d) the accrued and unpaid interest on the DTV Notes at the time of the exchange.

Your adjusted tax basis of a DTV Euro Note or DTV Sterling Note will generally be the U.S. dollar cost of such note purchased with euros or GBP, which generally was the U.S. dollar value of the purchase price on the date of purchase, or the settlement date for the purchase, in the case of DTV Notes traded on an established securities market, within the meaning of the applicable Treasury regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects).

You would treat any portion of the gain or loss that you recognize on the sale or retirement of a DTV Euro Note or DTV Sterling Note as ordinary income or loss to the extent attributable to changes in the U.S. dollar - euro or U.S. dollar - GBP exchange rate between the date you acquired the DTV Note and the date of the exchange for U.S. federal income tax purposes. However, you would take any exchange gain or loss (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) into account only to the extent of the total gain or loss you realize on the transaction. Any such gain or loss realized generally will be treated as U.S. source.

If you elected to include market discount (if any) on the DTV Euro Notes or DTV Sterling Notes on a current basis, upon the receipt of an amount attributable to market discount, you may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) determined in the same manner as for accrued interest, as described below. If you have not elected to include market discount in income on a current basis, you would recognize the U.S. dollar value of the amount accrued upon the exchange of the DTV Euro Notes or DTV Sterling Notes, calculated at the spot rate on the date of the exchange for U.S. federal income tax purposes, and no part of this accrued market discount would be treated as exchange gain or loss.

The portion of amounts of euros and GBP received in the exchange offers with respect to accrued and unpaid interest on DTV Euro Notes or DTV Sterling Notes would be treated as described below under Ownership of the AT&T Euro Notes or AT&T Sterling Notes—Payments of Interest in a Foreign Currency.”

Bond premium, if any, on DTV Euro Notes or DTV Sterling Notes is computed in euros or Sterling, respectively, and treated as described below under “Ownership of the AT&T Euro Notes or AT&T Sterling Notes—Bond Premium.”

Euros or GBP received for a DTV Note pursuant to the exchange offers should have a tax basis equal to its U.S. dollar value at the time of receipt. Any gain or loss recognized on a sale or other disposition of the Euros or GBP (including upon exchange for U.S. dollars) will generally be U.S. source ordinary income or loss.

The rules regarding the taxation of foreign currency transactions are complex. You should consult your tax advisors regarding the application of these rules to the exchange of DTV Euro Notes and DTV Sterling Notes pursuant to the exchange offers.

Ownership of the AT&T Notes—Generally

Pre-issuance accrued interest. A portion of the issue price of the AT&T Notes will be attributable to pre-issuance accrued interest. An election may be made to decrease the issue price of the AT&T Notes by the amount of the pre-issuance accrued interest. If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the AT&T Notes.

Payments of interest. Subject to the discussion above on pre-issuance accrued interest, stated interest on the AT&T Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of the AT&T Notes is less than their principal amount by an amount more than or equal to the de minimis amount, your AT&T Notes would be treated as issued with original issue discount (“OID”) in an amount equal to such difference. The issue price of the AT&T Notes will depend on whether the AT&T Notes will be treated as publicly traded for U.S. federal income tax purposes. We believe that the AT&T Notes will be treated as publicly traded for U.S. federal income tax purposes, and the remainder of the discussion assumes such treatment. We accordingly believe, and intend to take the position, that the issue price of the AT&T Notes will equal the fair market value of the AT&T Notes on the issue date for U.S. federal income tax purposes. The de minimis amount equals 1/4 of 1 percent of the AT&T Notes’ principal amount multiplied by the number of complete years to its maturity. You would be required to include such OID in income on a constant yield method over the term of the AT&T Notes even if you have not received a cash payment in respect of the OID.

Bond Premium. If immediately after the exchange you have an initial tax basis in the AT&T Notes in excess of the stated principal amount of the AT&T Notes, the AT&T Notes would be treated as issued with bond premium. Generally, you may elect to amortize such bond premium as an offset to stated interest income in respect of the AT&T Notes, using a constant yield method prescribed under applicable Treasury regulations, over the remaining term of the AT&T Notes. If you elect to amortize bond premium, you would reduce your basis in the AT&T Notes by the amount of the premium used to offset stated interest. You should consult your tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, exchange or other disposition. Upon the sale, exchange or other disposition of AT&T Notes, you would recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (excluding accrued but unpaid stated interest, which generally would be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the AT&T Notes. Your adjusted tax basis in the AT&T Notes would be the issue price of the AT&T Notes, increased by any OID previously included in income with respect to your AT&T Notes, decreased (but not below zero) by bond premium that you have amortized with respect to the AT&T Notes and decreased by any pre-issuance accrued interest that you have elected to reduce the issue price by.

Except to the extent attributable to changes in exchange rates, gain or loss will be capital gain or loss, and would be long-term capital gain or loss if your holding period for the AT&T Notes is more than one year at the time of the sale, exchange or other disposition. Your holding period for the AT&T Notes would not include your holding period for the DTV Notes exchanged and will begin on the day after the completion of the exchange for U.S. federal income tax purposes. Capital gain of a non-corporate U.S. holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Ownership of AT&T Euro Notes or AT&T Sterling Notes

Payments of interest in a foreign currency. If you are a holder that uses the cash receipts and disbursements method of accounting for tax purposes, you would recognize income equal to the U.S. dollar value of the euro or

GBP you receive on each interest payment date for your AT&T Euro Notes or AT&T Sterling Notes, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert such euro or GBP received into U.S. dollars.

If you are a holder that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to the euro or GBP you receive on each interest payment date by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average U.S. dollar - euro or U.S. dollar - GBP exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

Under the second method, you would determine the amount of income accrued on the basis of the U.S. dollar - euro or U.S. dollar - GBP exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, such exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the euro or GBP interest accrued into U.S. dollars at the U.S. dollar - euro or U.S. dollar - GBP exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire (regardless of the foreign currency in which such debt instruments are denominated). You may not revoke this election without the consent of the IRS.

When you actually receive euro or GBP on an interest payment date, including a payment attributable to accrued but unpaid interest upon the sale, exchange or other disposition of your AT&T Euro Note or AT&T Sterling Note, you would recognize ordinary income or loss measured by the difference, if any, between the U.S. dollar amount of interest income you accrued and the U.S. dollar value of the euro or GBP you receive, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the euro or GBP received into U.S. dollars.

Original Issue Discount. With respect to AT&T Euro Notes and AT&T Sterling Notes, OID will be determined in euros or GBP, respectively, and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale, exchange or other disposition of an AT&T Note), you may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Bond Premium. With respect to AT&T Euro Notes and AT&T Sterling Notes, bond premium would be computed in euros or GBP, respectively, and amortizable bond premium that is taken into account currently would reduce interest income in euros or GBP, respectively. On the date amortized bond premium offsets interest income, you should recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference, if any, between the U.S. dollar values of the amount of such amortized bond premium (i) on the date such amortized bond premium offsets interest income and (ii) on the date on which you acquired such AT&T Notes. Because the AT&T Notes may be redeemed prior to maturity (as described under “Description of the AT&T Notes”), any amortizable bond premium deductions otherwise allowable may be eliminated, reduced or deferred. You should consult your tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, Exchange or Other Disposition. The amount realized on a sale, exchange or other disposition for an amount in euros or GBP will be the U.S. dollar value of this amount on the date of the sale, exchange or other disposition, or the settlement date for the sale in the case of AT&T Notes traded on an established securities market, within the meaning of the applicable Treasury Regulations, if you are a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects). You would treat any portion of the gain or loss that you recognize on the sale or retirement of an AT&T Euro Note or AT&T Sterling Note as ordinary income or loss to the extent attributable to changes in the U.S. dollar - euro or U.S. dollar - GBP exchange rate between the date you acquired the AT&T Notes and the date of such disposition for U.S. federal income tax purposes. However, you would take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Medicare Tax. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (“Medicare Tax”) on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of AT&T Notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the AT&T Notes.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of DTV Notes and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from an DTV Note.

Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If you are a U.S. Holder, this subsection does not apply to you.

The Exchange Offers

Gain characterized as capital gain. Subject to the discussions below in respect of backup withholding, FATCA withholding and the portion of the Total Consideration attributable to the Early Participation Premium, you generally would not be subject to U.S. federal income tax on capital gain realized through the exchange offers, unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain); in which case such gain would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder (and a foreign corporation may also be subject to an additional 30% branch profits tax, or lower applicable treaty rate); or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist; in which case the gain would be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable treaty), which may be offset by U.S.-source capital losses, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

As discussed above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the portion of the Total Consideration attributable to the Early Participation Premium could conceivably be treated as a separate fee, in which case the receipt of the portion of the Total Consideration attributable to the Early Participation Premium by a Non-U.S. Holder would be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable treaty. We intend to treat the portion of the Total Consideration attributable to the Early Participation Payment paid to non-U.S. Holders as additional consideration for the DTV Notes. Accordingly, we do not intend to withhold U.S. federal income tax from the portion of the Total Consideration attributable to the Early Participation Payment.

Gain characterized as interest income. If you are a Non-U.S. Holder of DTV Notes, and subject to the discussions of backup withholding and FATCA withholding below, you generally would not be subject to U.S. federal withholding tax on income attributable to accrued but unpaid interest or accrued market discount provided you qualify for the exemption from U.S. federal income tax with respect to such interest. For the general requirements of the exemption, see “—Ownership of the AT&T Notes—Payments of Interest,” below. If the interest is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), such interest would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder, and if you are a foreign corporation, may also be subject to an additional 30% branch profits tax (or lower applicable treaty rate).

Ownership of the AT&T Notes

Payments of interest. Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of AT&T Notes acquired through the exchange offers, interest on the AT&T Notes paid to you would be exempt from U.S. federal income tax, including withholding tax, if:

(1) you do not actually or constructively own 10% or more of the total combined voting power of all our classes of stock that are entitled to vote;

(2) you are not a controlled foreign corporation that is related to us through stock ownership; and

(3) the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a) you have furnished to the U.S. payor an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;

(b) in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person;

(c) the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i) a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii) a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(iii) a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the AT&T Notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

(d) the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business;

(i) certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

(ii) to which is attached a copy of the IRS Form W-8BEN, IRS Form W-8BEN-E or acceptable substitute form; or

(e) the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the AT&T Notes in accordance with U.S. Treasury regulations

Sale, exchange or other disposition of the AT&T Notes. If you are a Non-U.S. Holder of AT&T Notes acquired through the exchange offers, you generally would not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such AT&T Notes, unless you fall into one of the exceptions discussed above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—Gain characterized as capital gain.”

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax treatment of holders who do not tender their DTV Notes pursuant to the exchange offers would depend upon whether the adoption of the proposed amendments to the applicable DTV Indentures results in a “deemed” exchange of “old” DTV Notes for “new” DTV Notes (the “Amended Notes”) for U.S. federal income tax purposes to such non-exchanging holders. In general, the modification of a debt instrument would result in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be realized) if such modification is “significant” within the meaning of applicable Treasury regulations. Under these Treasury regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury regulations further provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury regulations do not, however, define “customary accounting or financial covenants.” If adoption of the proposed amendments does not constitute a significant modification of the DTV Notes, then holders should not recognize gain or loss as a result of the adoption of the proposed amendments. Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the proposed amendments as not constituting a significant modification to the terms of the DTV Notes with respect to non-exchanging holders. There can be no assurance, however, that the IRS will not successfully challenge the position that we intend to take.

If the IRS successfully asserts that the adoption of the proposed amendments resulted in a deemed exchange of the “old” DTV Notes for Amended Notes to non-exchanging holders, whether such deemed exchange would be taxable to a non-exchanging holder would depend upon, among other things, whether such exchange qualifies as a tax-free recapitalization for U.S. federal income tax purposes. Such qualification is unclear. If a deemed exchange does not qualify as a tax-free recapitalization, non-exchanging U.S. Holders would generally recognize taxable gain or loss (which loss may be subject to deferral under the “wash sale” provisions of the Code) on the deemed exchange. U.S. Holders should consult their tax advisors as to the possibility that any such deemed exchange could qualify as a recapitalization for U.S. federal income tax purposes and the amount and character of any gain or loss that would be recognized in the case of a taxable deemed exchange.

For Non-U.S. Holders who do not exchange their DTV Notes, there should be no material U.S. federal income tax consequences if the adoption of the proposed amendments is not treated as resulting in a deemed exchange (which is the position that we intend to take, as noted above). Even if the adoption of the proposed amendments results in a deemed exchange, Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange except as described above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers.”

In light of the uncertainty of the applicable rules, non-exchanging holders should consult their tax advisors regarding the risk that adoption of the proposed amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the proposed amendments are so treated, the characterization of the “old” DTV Notes and Amended Notes as “securities” for U.S. federal income tax purposes and the U.S. federal income tax consequences of continuing to hold DTV Notes after the adoption of the proposed amendments.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, a U.S. Holder of AT&T Euro Notes or AT&T Sterling Notes (or a Non-U.S. Holder that holds such notes in connection with a U.S. trade or business) that recognizes a loss with respect to such notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. Holder, we and other payors may be required to report to the IRS payments of amounts received pursuant to the exchange offers, payments of principal of and any premium and interest on your DTV Notes and AT&T Notes, and the accrual of OID, if any, on an AT&T Note. In addition, we and other payors may be required to report to the IRS any payment of proceeds of the sale of your DTV Notes as part of the exchange and your AT&T Notes before maturity. Additionally, unless you are an exempt recipient, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. Holder, payments of amounts received pursuant to the exchange offers and payments of principal, premium, if any, or interest, including OID, made by us and other payors to you would not be subject to backup withholding and information reporting; provided that the certification requirements described above under “—Tax Consequences to Exchanging Non-U.S. Holders” are satisfied or you otherwise establish an exemption. However, we and other payors would be required to report payments of interest on your AT&T Notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of AT&T Notes effected at a United States office of a broker would not be subject to backup withholding and information reporting if (i) the payor or the broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, with respect to payments to a Non-U.S. Holder, payment of the proceeds from the sale of AT&T Notes effected at a foreign office of a broker would not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting and backup withholding in the same manner as a sale within the United States if: (i) the broker has certain connections to the United States; (ii) the proceeds or confirmation are sent to a United States address; or (iii) the sale has certain other specified connections with the United States.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on the holder’s behalf if such holder or such persons fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments include U.S.-source interest and will include the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest and that are issued or deemed issued after June 30, 2014, including the AT&T Notes, the 2025 U.S. Notes and the Amended Notes (if such notes are treated as “significantly modified”). Amounts that a holder receives on the AT&T Notes, the 2025 U.S. Notes or the Amended Notes could be affected by this withholding if such holder is subject to the information reporting requirements and fails to comply with them or if such holder holds the AT&T Notes, the 2025 U.S. Notes or the Amended Notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if such holder would not otherwise have been subject to withholding). However, withholding will not apply to payments of gross proceeds from a sale or other disposition of the AT&T Notes, the 2025 U.S. Notes or the Amended Notes before January 1, 2019. Accordingly, FATCA withholding will not apply to amounts that are paid to a holder upon a disposition of the DTV Notes pursuant to the exchange offers, except that FATCA withholding could apply to the portion of such payment that is attributable to accrued but unpaid interest on the DTV Notes. Holders should consult their own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the AT&T Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the DTV Notes or the AT&T Notes in any jurisdiction where action for that purpose is required. Accordingly, the AT&T Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either DTV Notes or AT&T Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, Belgium, Canada, the European Economic Area, France, Hong Kong, Italy and the United Kingdom) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer managers and the exchange agents to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The AT&T U.S. Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T U.S. Notes—General.” We will not accept tenders of DTV U.S. Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T U.S. Notes below the applicable minimum denomination. The AT&T Euro Notes will be issued only in minimum denominations of €100,000 and whole multiples of €1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T Euro Notes—General.” We will not accept tenders of DTV Euro Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T Euro Notes below the applicable minimum denomination of €100,000. The AT&T Sterling Notes will be issued only in minimum denominations of £100,000 and whole multiples of £1,000 thereafter. See “Description of the AT&T Notes—Description of the AT&T Sterling Notes—General.” We will not accept tenders of DTV Sterling Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AT&T Sterling Notes below the applicable minimum denomination of £100,000.

Each holder of DTV Euro Notes and DTV Sterling Notes participating in the exchange offers will be deemed to give certain representations as set out in “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering DTV Euro Notes and DTV Sterling Notes—Tender of DTV Euro Notes and DTV Sterling Notes Held Through Euroclear or Clearstream Luxembourg.” Any offer of DTV Euro Notes or DTV Sterling Notes for exchange pursuant to the exchange offers from a holder of DTV Euro Notes or DTV Sterling Notes that is unable to make these representations will not be accepted. Each of AT&T and the European Exchange Agent reserve the right, in their absolute discretion, to investigate, in relation to any offer of DTV Euro Notes and DTV Sterling Notes for exchange pursuant to the exchange offers, whether any such representation given by a holder of DTV Euro Notes or DTV Sterling Notes is correct and, if such investigation is undertaken and as a result AT&T determines (for any reason) that such representation is not correct, such offer shall not be accepted.

Belgium

Neither this prospectus nor any other documents or materials relating to the exchange offers have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority and, accordingly, the exchange offers may not be made in Belgium by way of a public offering, as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids (the “Belgian Takeover Law”) or as defined in Article 3 of the Belgian Law of 16 June 2006 on the public offer of placement instruments and the admission to trading of placement instruments on regulated markets (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the exchange offers may not be advertised and the exchange offers will not be extended, and neither this prospectus nor any other documents or materials relating to the exchange offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” in the sense of Article 10 of the Belgian Prospectus Law, acting on their own account; or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. This prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the exchange offers. Accordingly, the information contained in this prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

Canada

The AT&T Notes may be offered in Canada only to individuals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the AT&T Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a holder with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the holder within the time limit prescribed by the securities legislation of the holder’s province or territory. The holder should refer to any applicable provisions of the securities legislation of the holder’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealer managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This prospectus has been prepared on the basis that all offers of AT&T Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of AT&T Notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of AT&T Notes that are the subject of the exchange offers contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any dealer managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any dealer manager has authorized, nor do we or any dealer manager authorize, the making of any offer of AT&T Notes in circumstances in which an obligation arises for us or the dealer managers to publish a prospectus for such offer.

France

The exchange offers are not being made, directly or indirectly, to the public in the Republic of France (“France”). Neither this prospectus nor any other documents or materials relating to the exchange offers have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code Monétaire et Financier, are eligible to participate in the exchange offers. This prospectus and any other document or material relating to the exchange offers have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.

Hong Kong

The AT&T Notes may not be offered by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the AT&T Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to AT&T Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with your consideration of the exchange offers.

Italy

None of the exchange offers, this prospectus or any other documents or materials relating to the exchange offers or the AT&T Notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa( “CONSOB”).

The exchange offers are being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3 and 4, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”), as the case may be.

Noteholders or beneficial owners of the DTV Notes can offer to exchange DTV Notes pursuant to the exchange offers through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the DTV Notes, the AT&T Notes, the exchange offers or this prospectus.

United Kingdom

Neither the communication of this prospectus nor any other offering material relating to the exchange offers is being made, and this prospectus has not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Order; or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The AT&T Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

VALIDITY OF NOTES

Mr. Wayne A. Wirtz, Associate General Counsel and Assistant Secretary of AT&T, is passing upon the validity of the AT&T Notes for us. As of February 17, 2016, Mr. Wirtz owned less than 1% of the outstanding shares of AT&T. The validity of the AT&T Notes will be passed upon for the dealer managers by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP from time to time performs legal services for AT&T Inc.

EXPERTS

The consolidated financial statements of AT&T Inc. incorporated by reference in AT&T’s Annual Report on Form 10-K (including the schedule appearing therein) for the year ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference or included therein, and incorporated herein by reference.

The consolidated financial statements, and the related financial statement schedule of DIRECTV and subsidiaries, as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from AT&T Inc.’s Current Report on Form 8-K dated February 19, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AT&T INC.

OFFERS TO EXCHANGE

ALL OUTSTANDING NOTES OF DTV

AND SOLICITATIONS OF CONSENTS TO AMEND

THE RELATED INDENTURES

PROSPECTUS

The exchange agent and information agent for the exchange offers and consent solicitations for the DTV U.S.

Notes is:

Global Bondholder Services

Corporation

By Facsimile (Eligible Institutions Only):

(212) 430-3775 or (212) 430-3779

By Mail or Hand:

65 Broadway—Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 470-3900

By E-Mail:

contact@gbsc-usa.com

The exchange agent and information agent for the exchange offers and consent solicitations for the DTV Euro

Notes and DTV Sterling Notes is:

Lucid Issuer Services Limited

By E-Mail:

att@lucid-is.com

Confirmation by Telephone:

+44 (0) 20 7704 0880

By Mail, Hand or Overnight Delivery:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

Attention: Sunjeeve Patel

Any questions or requests for assistance may be directed to the dealer managers at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of transmittal may be directed to the respective information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and consent solicitations.

The dealer managers for the exchange offers and the solicitation agents for the consent solicitations for the DTV U.S. Notes are:

BofA Merrill Lynch 214 North Tryon Street, 21st Floor Charlotte, North Carolina 28255 Attention: Liability Management Group Collect: (980) 683-3215 Toll Free: (888) 292-0070	Credit Suisse Eleven Madison Avenue New York, New York 10010-3629 By Telephone: (800) 820-1653 (Toll-Free) (212) 325-2476 (Collect) Attention: Liability Management Group	Deutsche Bank Securities 60 Wall Street New York, New York 10005 Attention: Liability Management Group Collect: (212) 250-2955 Toll-Free: (866) 627-0391

The dealer managers for the exchange offers and the solicitation agents for the consent solicitations for the DTV Euro Notes and DTV Sterling Notes are:

Merrill Lynch International 2 King Edward Street London EC1A 1HQ United Kingdom Attention: Liability Management Group Toll: +44 (0) 20 7996 5698 Email: DG.LM_EMEA@baml.com	Credit Suisse One Cabot Square London E14 4QJ United Kingdom Attention: Liability Management Group +44 (0) 20 7883 8763 liability.management@credit-suisse.com

Deutsche Bank AG,

London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Liability Management Group

Phone: +44 20 7545 8011

Email: liability.management@db.com

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

We have adopted provisions in our Bylaws which provide that we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by us or in our right, by reason of the fact that such person is or was our director, officer, employee, or, while such person is or was a director, officer or employee of us, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

Our Bylaws further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Our Restated Certificate of Incorporation provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

•	under Section 174 of the DGCL; or

•	for any transaction from which a director derived an improper benefit.

AT&T maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

AT&T also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that AT&T will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1*	Restated Certificate of Incorporation of AT&T (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of AT&T dated and filed with the SEC on December 16, 2013 (SEC File No. 001-08610)).

3.2*	Bylaws of AT&T (incorporated by reference to Exhibit 3 to the Current Report on Form 8-K of AT&T dated December 18, 2015, filed with the SEC on December 18, 2015 (SEC File No. 001-08610)).

4.1*	Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K dated May 15, 2013 (SEC File No. 001-08610)).

4.2*	Indenture, dated September 22, 2009, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.1 of the Form 8-K of DIRECTV Holdings, LLC filed on September 25, 2009 (SEC File No. 333-106529)).

4.3*	First Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.4*	Second Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by referenced to Exhibit 4.1 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.5*	Indenture, dated March 11, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.1 of the Form 8-K of DIRECTV Holdings LLC filed on March 15, 2010 (SEC File No. 333-106529)).

4.6*	First Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.7*	Second Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.8*	Indenture, dated August 17, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV Holdings LLC filed on August 23, 2010 (SEC File No. 333-106529)).

4.9*	First Supplemental Indenture, dated August 17, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of DIRECTV Holdings LLC filed on August 23, 2010 (SEC File No. 333-106529)).

Exhibit No.	Description

4.10*	Second Supplemental Indenture, dated March 10, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV Holdings LLC filed on March 10, 2011 (SEC File No. 333-106529)).

4.11*	Third Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.12*	Fourth Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.13*	Fifth Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by referenced to Exhibit 4.3 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.14*	Indenture, dated March 8, 2012 by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed on March 14, 2012 (SEC File No. 001-34554)).

4.15*	First Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.16*	Indenture, dated September 14, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed September 14, 2012 (SEC File No. 001-34554)).

4.17*	First Supplemental Indenture, dated September 14, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of DIRECTV filed September 14, 2012 (SEC File No. 001-34554)).

4.18*	Second Supplemental Indenture, dated January 15, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed January 15, 2013 (SEC File No. 001-34554)).

4.19*	Third Supplemental Indenture, dated May 20, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K of DIRECTV filed May 20, 2013 (SEC File No. 001-34554)).

4.20*	Fourth Supplemental Indenture, dated November 20, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed November 20, 2013 (SEC File No. 001-34554)).

Exhibit No.	Description

4.21*	Fifth Supplemental Indenture, dated March 20, 2014, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed March 20, 2014 (SEC File No. 001-34554)).

4.22*	Sixth Supplemental Indenture, dated December 11, 2014, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed December 11, 2014 (SEC File No. 001-34554)).

4.23*	Seventh Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.24	Form of Third Supplemental Indenture, to the indenture, dated as of September 22, 2009, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.25	Form of Third Supplemental Indenture, to the indenture, dated as of March 11, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.26	Form of Sixth Supplemental Indenture, to the indenture, dated as of August 17, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.27	Form of Second Supplemental Indenture, to the indenture, dated as of March 8, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.28	Form of Eighth Supplemental Indenture, to the indenture, dated as of September 14, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.29	Form of AT&T’s 2.400% Global Notes due 2017.

4.30	Form of AT&T’s 1.750% Global Notes due 2018.

4.31	Form of AT&T’s 5.875% Global Notes due 2019.

4.32	Form of AT&T’s 5.200% Global Notes due 2020.

4.33	Form of AT&T’s 4.600% Global Notes due 2021.

4.34	Form of AT&T’s 5.000% Global Notes due 2021.

4.35	Form of AT&T’s 3.800% Global Notes due 2022.

4.36	Form of AT&T’s 2.750% Global Notes due 2023.

4.37	Form of AT&T’s 4.450% Global Notes due 2024.

4.38	Form of AT&T’s 3.950% Global Notes due 2025.

4.39	Form of AT&T’s 4.375% Global Notes due 2029.

4.40	Form of AT&T’s 5.200% Global Notes due 2033.

4.41	Form of AT&T’s 6.350% Global Notes due 2040.

Exhibit No.	Description

4.42	Form of AT&T’s 6.000% Global Notes due 2040.

4.43	Form of AT&T’s 6.375% Global Notes due 2041.

4.44	Form of AT&T’s 5.150% Global Notes due 2042.

5.1	Opinion of Mr. Wayne A. Wirtz, Associate General Counsel and Assistant Secretary.

12.1	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2015 (SEC File No. 001-08610)).

23.1	Consent of Ernst and Young LLP relating to AT&T’s financial statements.

23.2	Consent of Deloitte & Touche LLP relating to DIRECTV’s financial statements.

23.3	Consent of Mr. Wayne A. Wirtz, Associate General Counsel and Assistant Secretary (included as part of Exhibit 5.1).

24.1	Power of Attorney of Officers and Directors.

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the AT&T Inc. Indenture, dated as of May 15, 2013.

99.1	Letter of Transmittal and Consent.

*	Previously filed.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(e), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 19th day of February, 2016.

AT&T Inc.

By:	/s/ John J. Stephens
John J. Stephens
Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of February, 2016:

Principal Executive Officer:	Randall L. Stephenson*
Chairman of the Board, Chief Executive Officer

Principal Financial and Accounting Officer:	John J. Stephens
as attorney-in-fact for Mr. Stephenson, the Directors, and on his own behalf as Principal Financial and Accounting Officer

By:	/s/ John J. Stephens
John J. Stephens
Senior Executive Vice President and Chief Financial Officer

DIRECTORS:

Randall L. Stephenson*	Michael B. McCallister*
Samuel A. Di Piazza, Jr.*	John B. McCoy*
Richard W. Fisher*	Beth E. Mooney*
Scott T. Ford*	Joyce M. Roché*
Glenn H. Hutchins*	Matthew K. Rose*
William E. Kennard*	Cynthia B. Taylor*
Jon C. Madonna*	Laura D’Andrea Tyson*

* By power of attorney

INDEX TO EXHIBITS

Exhibit No.	Description

3.1*	Restated Certificate of Incorporation of AT&T (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of AT&T dated and filed with the SEC on December 16, 2013 (SEC File No. 001-08610)).

3.2*	Bylaws of AT&T (incorporated by reference to Exhibit 3 to the Current Report on Form 8-K of AT&T dated December 18, 2015, filed with the SEC on December 18, 2015 (SEC File No. 001-08610)).

4.1*	Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K dated May 15, 2013 (SEC File No. 001-08610)).

4.2*	Indenture, dated September 22, 2009, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.1 of the Form 8-K of DIRECTV Holdings, LLC filed on September 25, 2009 (SEC File No. 333-106529)).

4.3*	First Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.4*	Second Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by referenced to Exhibit 4.1 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.5*	Indenture, dated March 11, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.1 of the Form 8-K of DIRECTV Holdings LLC filed on March 15, 2010 (SEC File No. 333-106529)).

4.6*	First Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.7*	Second Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.8*	Indenture, dated August 17, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV Holdings LLC filed on August 23, 2010 (SEC File No. 333-106529)).

4.9*	First Supplemental Indenture, dated August 17, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of DIRECTV Holdings LLC filed on August 23, 2010 (SEC File No. 333-106529)).

4.10*	Second Supplemental Indenture, dated March 10, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV Holdings LLC filed on March 10, 2011 (SEC File No. 333-106529)).

Exhibit No.	Description

4.11*	Third Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.12*	Fourth Supplemental Indenture, dated November 14, 2011, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 of the Form 8-K of DIRECTV filed on November 17, 2011 (SEC File No. 001-34554)).

4.13*	Fifth Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by referenced to Exhibit 4.3 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.14*	Indenture, dated March 8, 2012 by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed on March 14, 2012 (SEC File No. 001-34554)).

4.15*	First Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.16*	Indenture, dated September 14, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed September 14, 2012 (SEC File No. 001-34554)).

4.17*	First Supplemental Indenture, dated September 14, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K of DIRECTV filed September 14, 2012 (SEC File No. 001-34554)).

4.18*	Second Supplemental Indenture, dated January 15, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed January 15, 2013 (SEC File No. 001-34554)).

4.19*	Third Supplemental Indenture, dated May 20, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K of DIRECTV filed May 20, 2013 (SEC File No. 001-34554)).

4.20*	Fourth Supplemental Indenture, dated November 20, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed November 20, 2013 (SEC File No. 001-34554)).

4.21*	Fifth Supplemental Indenture, dated March 20, 2014, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed March 20, 2014 (SEC File No. 001-34554)).

4.22*	Sixth Supplemental Indenture, dated December 11, 2014, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K of DIRECTV filed December 11, 2014 (SEC File No. 001-34554)).

Exhibit No.	Description

4.23*	Seventh Supplemental Indenture, dated July 24, 2015, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 of the Form 8-K of AT&T filed on July 24, 2015 (SEC File No. 001-08610)).

4.24	Form of Third Supplemental Indenture, to the indenture, dated as of September 22, 2009, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.25	Form of Third Supplemental Indenture, to the indenture, dated as of March 11, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.26	Form of Sixth Supplemental Indenture, to the indenture, dated as of August 17, 2010, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.27	Form of Second Supplemental Indenture, to the indenture, dated as of March 8, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.28	Form of Eighth Supplemental Indenture, to the indenture, dated as of September 14, 2012, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.29	Form of AT&T’s 2.400% Global Notes due 2017.

4.30	Form of AT&T’s 1.750% Global Notes due 2018.

4.31	Form of AT&T’s 5.875% Global Notes due 2019.

4.32	Form of AT&T’s 5.200% Global Notes due 2020.

4.33	Form of AT&T’s 4.600% Global Notes due 2021.

4.34	Form of AT&T’s 5.000% Global Notes due 2021.

4.35	Form of AT&T’s 3.800% Global Notes due 2022.

4.36	Form of AT&T’s 2.750% Global Notes due 2023.

4.37	Form of AT&T’s 4.450% Global Notes due 2024.

4.38	Form of AT&T’s 3.950% Global Notes due 2025.

4.39	Form of AT&T’s 4.375% Global Notes due 2029.

4.40	Form of AT&T’s 5.200% Global Notes due 2033.

4.41	Form of AT&T’s 6.350% Global Notes due 2040.

4.42	Form of AT&T’s 6.000% Global Notes due 2040.

4.43	Form of AT&T’s 6.375% Global Notes due 2041.

4.44	Form of AT&T’s 5.150% Global Notes due 2042.

5.1	Opinion of Mr. Wayne A. Wirtz, Associate General Counsel and Assistant Secretary.

12.1	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2015 (SEC File No. 001-08610)).

23.1	Consent of Ernst and Young LLP relating to AT&T’s financial statements.

23.2	Consent of Deloitte & Touche LLP relating to DIRECTV’s financial statements.

23.3	Consent of Mr. Wayne A. Wirtz, Associate General Counsel and Assistant Secretary (included as part of Exhibit 5.1).

24.1	Power of Attorney of Officers and Directors.

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the AT&T Inc. Indenture, dated as of May 15, 2013.

99.1	Letter of Transmittal and Consent.

*	Previously filed.